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Exhibit 1

PROFIT
ANNOUNCEMENT
FOR SIX MONTHS ENDED
31 MARCH 2003

Westpac Banking Corporation, ABN 33 007 457 141

TABLE OF CONTENTS	Half Year Profit Announcement 2003

Press Release			3
1.	Profit Overview		5
	1.1.	Overview of the Half Year 2003 Results	5
	1.2.	Outlook	5
2.	Results at a Glance		6
	2.1.	Earnings	6
	2.2.	Balance Sheet	9
3.	Review of Group Operations		10
	3.1.	Summary	10
	3.2.	Review of Underlying Earnings	11
	3.3.	Capital and Dividends	14
	3.4.	Credit Quality	15
	3.5.	Corporate Governance and Responsibility	17
4.	Business Unit Performance		18
	4.1.	Business and Consumer Banking	20
	4.2.	BT Financial Group	30
	4.3.	Westpac Institutional Bank	33
	4.4.	New Zealand—Banking	35
5.	BT Financial Group		37
	5.1.	Total Funds Management and Life Insurance Risk	38
	5.2.	Funds Management Business	40
	5.3.	Life Insurance Risk Business	42
	5.4.	Other Business	43
	5.5.	Embedded Value and Value of New Business	43
6.	2003 Interim Financial Information		46
	Index to Section 6		46
	6.1.	Statement of Financial Performance	47
	6.2.	Statement of Financial Position	48
	6.3.	Movement in Retained Profits	49
	6.4.	Notes to 2003 Interim Financial Information	49
7.	Other Information		67
	7.1.	Credit Ratings	67
	7.2.	Exchange Rates	67
	7.3.	Disclosure Regarding Forward-Looking Statements	67
	7.4.	Shareholder Calendar	68
8.	Reconciliation of Reported Financial Data		70
	8.1.	Half Year Reconciliation of Results	70
	8.2.	Reconciliation of Individually Significant Items	73
	8.3.	Half Year Balance Sheet Analysis	74
	8.4.	Detailed Tax Reconciliation	75
9.	Economic Profit		76
10.	Glossary		78

In this announcement references to "Westpac", "the group", "we", "us" and
"our" are to Westpac Banking Corporation and its consolidated subsidiaries.

PRESS RELEASE

Westpac delivers 10% cash earnings growth

        Westpac Banking Corporation today announced an operating profit after tax of $1,051 million for the half year ended March 2003. Cash earnings attributable to ordinary shareholders were $1,095 million, up 10% on the corresponding period in 2002.

        Cash earnings per share were also up 10% to 60.3 cents per share. On a cash basis, the return on equity was stable at 21%, Economic profit, which is a measure of the earnings generated in excess of the cost of capital, was also up 10% to $659 million.

        The interim dividend has been increased 12% to 38 cents per ordinary share, with the payout ratio rising to 63% of cash earnings.

        The strong earnings growth has been achieved at the same time as Westpac has invested for the future and without the benefit of AGC earnings that were included in the 2002 first half results. Excluding the impact of all acquisitions and divestments, the ongoing businesses grew net profit by 20% and cash earnings by 19% on the first half of 2002.

        Solid earnings contributions were made across all major business units:

  •
  Australian Business and Consumer Banking delivered a 13% lift in cash earnings driven by efficiency improvements, combined with core business growth; particularly home loan outstandings (up 18%), business lending (up 10%) and retail deposits (up 20%).

  •
  Institutional Banking earnings were up 64% with the turnaround underpinned by good growth in customer business, improved financial markets performance and reduced bad debts;

  •
  New Zealand Business and Consumer Banking earnings were up 46%, benefiting from momentum particularly in mortgage sales in the Auckland area and business banking growth; and

  •
  BT Financial Group earnings were up 10%, with the integration of the three businesses progressing ahead of expectations. The core business is still performing well despite very difficult market conditions.

        The expense to income ratio for the combined banking group (excluding wealth management) improved to 50.0% down from 52.8% in the prior corresponding period.

        Asset quality continued to improve in the half despite the volatility in world financial markets and difficult global economic conditions. Total impaired assets as a percentage of total loans and acceptances declined to 0.3% from 0.5% at the end of the 2002 full year. Bad and doubtful debt charges as a percentage of average loans and acceptances declined by 10 basis points to 29 basis points, but were up slightly on the second half 2002 charge of 26 basis points, driven principally by growth in business lending.

        Westpac's Chief Executive Officer, David Morgan, said today's result has clearly demonstrated Westpac's capacity to maintaining the solid earnings performance of its core businesses while undertaking the significant transformation of its business to improve long term earnings sustainability.

        "We have the right balance between growth and return, having again delivered consistent earnings growth while maintaining a cash return on equity above 20%," he said.

        "We've paid particular attention to differentiating Westpac around those elements that will sustain our performance. We are now firmly positioned as a leader in good governance and responsible business practices; we have substantially lifted staff morale to above global best practice; and we have made a solid start to enhancing customer experience and satisfaction."

        The adoption of more transparent accounting treatments, including the adoption of the principles of the international standard for superannuation and the move away from embedded value accounting last year, has resulted in a more relevant and transparent financial statement.

Outlook

        The global economic outlook remains highly uncertain. Resolution of the disruption in the Middle East will not necessarily provide the global economy with the impetus to resume solid growth. In this respect, the outlook has generally weakened over recent months.

        The Australian and New Zealand economies have performed very well through this period, principally due to the solid structural reforms both economies have been through over recent years. As a result we remain cautiously optimistic that these economies will continue to demonstrate sound rates of growth over the remainder of 2003 and into 2004.

        The benefits of our growth initiatives, combined with stronger demand for retail banking services and very sound asset quality has positioned Westpac for further improvement in earnings despite volatile investment markets.

        While the balance of risk remains on the downside, we continue to believe that we can achieve a 7% to 9% lift in underlying cash earnings and cash earnings per share for 2003 (excluding the significant items brought to account in 2002).

Further information:	David Lording Head of Media Relations (02) 9226 3510

1.     PROFIT OVERVIEW

1.1    OVERVIEW OF THE HALF YEAR 2003 RESULTS

        Our first half was successful. Strong earnings growth was achieved across the group and we remain well positioned for future growth.

        The major features of our interim 2003 results are:

  •
  net profit attributable to equity holders of $1,051 million up from $1,018 million in the six months to March 2002;

  •
  cash earnings of $1,095 million, up 10% on the prior corresponding period;

  •
  cash earnings per share 60.3 cents, up 10%;

  •
  cash earnings return on average ordinary equity of 20.7%;

  •
  strong performance across all business units;

  •
  solid progress in the integration of our wealth management operations; and

  •
  over achievement in BT Financial Group (BTFG) synergies.

        Directors have determined to pay an interim dividend of 38 cents per ordinary share (fully franked), an increase of 12% on the 2002 interim dividend, with the dividend payout ratio rising to 63% of cash earnings.

        The growth in cash earnings was achieved through strong contributions from all business groups.

  •
  Australian retail (business and consumer banking) up 13% on our first half in 2002;

  •
  Institutional banking up 64%;

  •
  New Zealand banking up 46%; and

  •
  Wealth management up 10% (including the impact of acquisitions).

        Revenue growth was well balanced and we have now fully replaced lost AGC income through strong growth in lending in all markets.

        In 2002 we undertook a number of acquisitions and a divestment to reshape our business mix. The dilutionary earnings impact of these changes has been accommodated without compromising our earnings momentum. The 10% increase in cash earnings per share for the first half demonstrates that we are on track, and that we have not been distracted from managing our underlying business while we build a platform for future growth.

        The strong growth in lending, combined with the strength of the New Zealand dollar, has meant our capital ratios have not rebounded as strongly as initially expected post the acquisition of BT Funds Management. Nonetheless, we remain well capitalised and have a strong dividend franking capacity.

1.2    OUTLOOK

        When providing our 2003 earnings guidance in November 2002, we articulated concerns that the risks were principally on the downside.

        In respect of the investment markets, in particular, these downside risks have materialised but have to date been compensated for by stronger demand for retail banking services, both deposits and lending.

        The economic outlook remains highly uncertain. Resolution of the disruption in the Middle East will not necessarily provide the global economy with the impetus to resume solid growth. In this respect, the outlook has generally weakened over recent months.

        The Australian and New Zealand economies have performed very well through this period, principally due to the solid structural reforms both economies have been through over recent years. As a result we remain cautiously optimistic that these economies will continue to demonstrate sound rates of growth over the balance of 2003 and into 2004.

        While the balance of risk remains on the downside, we continue to believe that we can achieve a 7% to 9% lift in underlying cash earnings and cash earnings per share for 2003, excluding the significant items brought to account in 2002.

2.     RESULTS AT A GLANCE

2.1    EARNINGS

        Our 2003 interim earnings are presented in the table below as both net profit attributable to equity holders and cash earnings. We believe our financial performance is better measured on a cash earnings basis as it adjusts our result for two material items which do not reflect cash flows available to ordinary shareholders: amortisation of goodwill and dividends paid on our hybrid equity. We also deduct embedded value uplift from the prior year in calculating cash earnings.

Reported cash earnings	Half Year March 03	Half Year Sept 02	Half Year March 02	% Mov't Sep 02- Mar 03	% Mov't Mar 02- Mar 03
	$m
Net interest income (including gross up)	2,206	2,125	2,160	4	2
Non-interest income	1,429	1,616	1,362	(12)	5

Net operating income	3,635	3,741	3,522	(3)	3
Operating expenses	(1,857)	(2,156)	(1,739)	14	(7)
Goodwill amortisation	(78)	(51)	(49)	(53)	(59)

Underlying performance	1,700	1,534	1,734	11	(2)
Bad debts	(214)	(190)	(271)	(13)	21

Profit from ordinary activities before income tax	1,486	1,344	1,463	11	2
Tax equivalent gross up	(98)	(72)	(67)	(36)	(46)
Tax expense	(333)	(95)	(376)	(251)	11
Net profit attributable to outside equity interests	(4)	(3)	(2)	(33)	(100)

Net profit attributable to equity holders	1,051	1,174	1,018	(10)	3

Goodwill amortisation	78	51	49	(53)	(59)
Adjustment for embedded value uplift	—	46	(46)	n/a	n/a
Distributions on other equity instruments	(34)	(23)	(25)	(48)	(36)

Reported cash earnings	1,095	1,248	996	(12)	10

        Our 2002 comparatives contain several individually significant items. The reconciliation below adjusts reported 2002 cash earnings for individually significant items to derive underlying earnings. A more detailed reconciliation is provided in section 8.1, and an explanation of the adjustments is provided in section 8.2.

Cash earnings reconciliation
Reported cash earnings	1,095	1,248	996	(12)	10
Individually significant items	—	(181)	—	n/a	n/a

Underlying cash earnings	1,095	1,067	996	3	10

Underlying cash earnings
Net interest income (including gross up)	2,206	2,125	2,160	4	2
Non-interest income(1)	1,429	1,216	1,302	18	10

Net operating income	3,635	3,341	3,462	9	5
Operating expenses	(1,857)	(1,713)	(1,739)	(8)	(7)
Goodwill amortisation	(78)	(51)	(49)	(53)	(59)

Underlying performance	1,700	1,577	1,674	8	2
Bad debts	(214)	(190)	(271)	(13)	21

Profit from ordinary activities before income tax	1,486	1,387	1,403	7	6
Tax equivalent gross up	(98)	(72)	(67)	(36)	(46)
Tax expense(2)	(333)	(273)	(362)	(22)	8
Net profit attributable to outside equity interests	(4)	(3)	(2)	(33)	(100)

Net profit attributable to equity holders	1,051	1,039	972	1	8

Goodwill amortisation	78	51	49	(53)	(59)
Distributions on other equity instruments	(34)	(23)	(25)	(48)	(36)

Underlying cash earnings	1,095	1,067	996	3	10

(1)
Embedded value uplift ($60 million) has been removed in 2002.

(2)
Tax effect of embedded value uplift ($14 million) has been removed in 2002.

2.1.1    Key Financial Data

	Half Year March 03	Half Year Sept 02	Half Year March 02	Mov't Sep 02- Mar 03	Mov't Mar 02- Mar 03
Shareholder value
Earnings per ordinary share (cents)	56.0	63.5	54.8	-12%	2%
Reported cash earnings per ordinary share (cents)	60.3	68.9	55.0	-12%	10%
Underlying cash earnings per ordinary share (cents)	60.3	58.9	55.0	2%	10%
Weighted average ordinary shares (millions)	1,815	1,812	1,812	—	—
Fully franked dividends per ordinary share (cents)	38	36	34	6%	12%
Dividend payout ratio—reported cash earnings (%)	63.0	52.3	61.9	1070bps	110bps
Dividend payout ratio—underlying cash earnings (%)	63.0	61.1	61.9	190bps	110bps
Productivity and efficiency
Expense to income ratio (%)	51.1	57.6	49.4	-650bps	170bps
Underlying expense to income ratio (%)	51.1	51.3	50.2	-20bps	90bps
Total group banking expense to income ratio (%)	50.0	51.3	52.8	-130bps	-280bps
Full time equivalent staff (FTE)	26,131	24,776	26,704	5%	-2%
Business Performance
Net interest spread (%)	2.39	2.31	2.60	8bps	-21bps
Net interest margin (%)	2.68	2.70	2.90	-2bps	-22bps
Economic profit ($m)	659	782	598	-16%	10%
Underlying economic profit ($m)	659	600	598	10%	10%

Analysis of movement in Full Time Equivalent (FTE) Staff

FTE as at 31 March 2002	26,704
Less: AGC	(1,488)
Plus: RAAM	178
Less: Movements in ongoing	(618)

FTE as at 30 September 2002	24,776
Plus: BTFM	1,132
Plus: Hastings	30
Other	193

FTE as at 31 March 2003	26,131

2.2    BALANCE SHEET

$m	31 March 2003	30 Sept 2002	31 March 2002	% Mov't Sep 02- Mar 03	% Mov't Mar 02- Mar 03
Assets
Cash	1,924	1,669	2,127	15	(10)
Due from other financial institutions	5,010	5,242	5,937	(4)	(16)
Trading and investment securities	11,882	13,956	12,765	(15)	(7)
Loans and acceptances	153,773	140,658	138,075	9	11
Life insurance assets	9,936	7,566	7,843	31	27
Other assets(1)	23,905	21,946	19,445	9	23

Total Assets	206,430	191,037	186,192	8	11

Liabilities
Due to other financial institutions	3,646	4,731	6,867	(23)	(47)
Deposits and public borrowings	122,029	110,763	109,292	10	12
Debt issues	29,764	27,575	24,856	8	20
Acceptances	3,883	4,788	4,793	(19)	(19)
Life insurance policy liabilities	9,348	7,163	7,538	31	24
Loan capital	4,728	4,512	4,580	5	3
Other liabilities(2)	20,748	21,037	18,078	(1)	15

Total Liabilities	194,146	180,569	176,004	8	10

Total Equity	12,284	10,468	10,188	17	21

2.2.1    Key Financial Data

	Half Year March 03	Half Year Sept 02	Half Year March 02	Mov't Sep 02- Mar 03	Mov't Mar 02- Mar 03
Profitability and capital adequacy
Reported return on average ordinary equity	19.2%	22.4%	20.8%	-320bps	-160bps
Underlying cash earnings to average ordinary equity	20.7%	20.7%	21.0%	0bps	-30bps
Net capital ratio	9.7%	9.4%	10.2%	30bps	-50bps
Tier 1 capital ratio	6.4%	6.5%	6.8%	-10bps	-40bps
Tangible ordinary equity to risk adjusted assets	5.6%	6.4%	6.7%	-80bps	-110bps
Risk adjusted assets ($m)	137,828	128,651	124,056	7%	11%
Average ordinary equity ($m)	10,618	10,269	9,511	3%	12%
Average total equity ($m)	11,470	10,751	9,991	7%	15%
Asset quality
Total impaired assets to gross loans and acceptances	0.3%	0.5%	0.6%	-20bps	-30bps
Net impaired assets to equity and general provisions	2.3%	3.5%	4.4%	-120bps	-210bps
Specific provisions to total impaired assets	42.1%	40.0%	41.3%	210bps	80bps
General provisions to non-housing loans and acceptances	1.7%	1.7%	1.8%	0bps	-10bps
Total provisions to gross loans and acceptances	1.0%	1.0%	1.2%	0bps	-20bps
Total bad and doubtful debt charge to average loans and acceptances (basis points)	29	26	39	3bps	-10bps

(1)
Includes fixed assets, goodwill, other financial market assets, future income tax benefit and the prepaid superannuation contribution asset.

(2)
Includes provisions for income tax, deferred tax and other financial market liabilities.

3.     REVIEW OF GROUP OPERATIONS

3.1    SUMMARY

        Reported net profit attributable to equity holders for the six months ended 31 March 2003 was $1,051 million, a 3% increase over the prior corresponding period (six months to 31 March 2002).

        Cash earnings for the six months ended 31 March 2003 were $1,095 million, a 10% increase over the prior corresponding period. Cash earnings per share were 60.3 cents, also up 10% on the prior corresponding period and economic profit increased by 10% to $659 million.

        Cash earnings also increased over the previous half (excluding individually significant items), rising by 3%. The seasonal nature of our business typically generates higher earnings in the latter half of our financial year.

        The Directors have determined to pay a fully franked interim dividend of 38 cents per ordinary share, an increase of 4 cents (12%) over the fully franked interim dividend last year.

        To assist analysis of our 2003 interim result, we have provided a table in section 8.1 of this profit announcement that reconciles the reported earnings, adjusting for individually significant items and embedded value uplift, to underlying earnings. We believe underlying earnings is a better basis to measure the performance of our business because it excludes several material non-recurring items from the previous half, and excludes embedded value uplift, which has also been removed from the prior corresponding period.

        The remainder of this section focuses on our performance for the six months to 31 March 2003 compared with the underlying earnings in the two preceding half year periods. Where relevant, comparisons are made to the performance of our ongoing business, which excludes the impact of our 2002 acquisitions and the divestment of AGC.

Underlying Earnings

        Underlying net profit attributable to equity holders was $1,051 million, an 8% increase over the prior corresponding period.

        Underlying cash earnings were $1,095 million, a 10% increase over the prior corresponding period.

        Underlying cash earnings increased 3%, and economic profit grew 10% over the previous half year (six months to 30 September 2002) despite an increase in our effective tax rate.

        This result has been underpinned by solid contributions from all business units. Strong underlying earnings were achieved despite the dilutive earnings impact of the sale of AGC in May last year and weak domestic and international equity markets limiting wealth management earnings.

        A major driver of this result was the robust organic growth in our Australian banking operations, where we experienced strong business volumes across core products. Key highlights included:

  •
  business lending up $2.2 billion (10%) on March 2002;

  •
  home loan outstandings up $11 billion (18%); and

  •
  retail deposits increased $7 billion (20%).

        These strong business volumes combined with continued vigilance on expenses saw business and consumer banking deliver a 13% increase in cash earnings and a 340 basis points (bps) fall in the expense to income ratio, to 53.9%, compared to the same period last year. Business and consumer banking also had success in rebuilding the equipment finance portfolio, with the portfolio contributing $13 million in cash earnings this half, up from a loss of $1 million in the previous half.

        Following a softer performance last year, our institutional bank has performed well, increasing cash earnings by 64% over the prior corresponding period. This result was driven by a significant improvement in financial markets income, consistent growth in customer transactions and an improved credit environment.

        Our New Zealand banking business also increased cash earnings markedly, with a 46% increase over the prior corresponding period. This region continues to benefit from the performance improvement program initiated in 2002.

        The foundation of our organic business growth has been our large customer base. We continue to place strong emphasis on our customers and our results this half demonstrate the success of this strategy. This momentum reaffirms our determination to make "Ask Once" a reality for our customers and to be widely seen as the leader for service in our industry by no later than 2005.

3.2    REVIEW OF EARNINGS

        The table below presents our underlying earnings. All commentary below refers to our underlying earnings except where noted.

$m	Half Year March 03	Half Year Sept 02	Half Year March 02	% Mov't Sep 02- Mar 03	% Mov't Mar 02- Mar 03
Net interest income (including gross up)	2,206	2,125	2,160	4	2
Non-interest income	1,429	1,216	1,302	18	10

Net operating income	3,635	3,341	3,462	9	5
Operating expenses	(1,857)	(1,713)	(1,739)	(8)	(7)
Goodwill amortisation	(78)	(51)	(49)	(53)	(59)

Underlying performance	1,700	1,577	1,674	8	2
Bad debts	(214)	(190)	(271)	(13)	21

Profit from ordinary activities before income tax	1,486	1,387	1,403	7	6
Tax equivalent gross up	(98)	(72)	(67)	(36)	(46)
Tax expense	(333)	(273)	(362)	(22)	8
Net profit attributable to outside equity interests	(4)	(3)	(2)	(33)	(100)

Net profit attributable to equity holders	1,051	1,039	972	1	8

Goodwill amortisation	78	51	49	(53)	(59)
Distributions on other equity instruments	(34)	(23)	(25)	(48)	(36)

Underlying cash earnings	1,095	1,067	996	3	10

Operating Income

        Net operating income increased $173 million or 5% on the prior corresponding period and $294 million or 9% on the previous half year. Excluding the impact of policyholders' tax recoveries(1), net operating income increased 6% on the prior corresponding period, and 7% on the previous half year.

(1)
In accordance with the requirements of Australian accounting standard AASB1038, Life Insurance Business, we recognise the tax position of policyholders in our life company in income and reverse its impact in tax expense. This treatment has no impact on net profit attributable to equity holders or on cash earnings.

        The growth in operating income was significantly impacted by a $127 million or 10% increase in non-interest income following the disposal of AGC and the acquisition of Rothschild Australia Asset Management (RAAM), BT Funds Management (BTFM) and Hastings Funds Management Limited (Hastings). These strategic initiatives have improved the group's risk profile while reducing its reliance on interest income. Adjusted for all acquisitions, divestment and the policyholders' tax recoveries, our ongoing businesses generated total revenue growth of 11%. This growth was assisted by the appreciation of the New Zealand dollar against the Australian dollar which, net of hedging, contributed an additional $26 million (or 0.7%) in operating income.

Net Interest Income

        Net interest income increased $46 million or 2% on the prior corresponding period as strong volume growth was offset by a drop in interest margins, largely reflecting the sale of AGC. This increase demonstrates that the lost AGC income has been recovered through growth in our ongoing business. Average interest bearing assets grew 10% over the prior corresponding period while interest spreads fell 21 bps to 2.39% and interest margins fell 22 bps to 2.68% over the same period.

        The decline in group interest margins was principally due to one-off changes and the disposal of AGC's high margin business. These changes had a 32 bps adverse impact on interest margins compared with first half 2002.

        Partially offsetting these structural changes were the re-build of the equipment finance book and additional high yielding structured investments written in the latter half of 2002.

        Net interest income on an ongoing basis grew by $275 million or 14% on the prior corresponding period.

Australia

        Australia's interest spreads fell 38 bps and interest margins fell 41 bps on the prior corresponding period, largely due to the structural changes described at a group level and slower growth in non-interest bearing liabilities relative to the growth in interest bearing assets.

New Zealand

        New Zealand's interest spreads increased 11 bps and interest margins increased 42 bps on the prior corresponding period, primarily due to repricing initiatives undertaken in the previous half year, and additional capital.

Non-Interest Income

        Non-interest income increased by $127 million, or 10%, on the prior corresponding period, and $213 million, or 18%, on the previous half year. Excluding the adjustment for policyholders' tax recoveries, non-interest income increased $160 million or 12% on the prior corresponding period, and $171 million or 13% on the previous half year. Growth in non-interest income over the prior corresponding period was driven by a $31 million or 4% increase in fees and commissions and a $65 million (22%) increase in wealth management income.

        No further income adjustment has been recognised for the offshore high yield securities, which were written down by $149 million in September 2002. The book value of this portfolio at 31 March 2003 was US$130 million (US$146 Million at 30 September 2002).

        Fees and commissions were higher as a result of:

  •
  a 10% increase in transaction fees and commissions received from higher corporate and consumer transaction activity partially offset by a 22% increase in fees and commissions paid; and

  •
  a 21% increase in other non-risk fee income primarily due to increased foreign currency volumes and higher service maintenance fees.

        Wealth management income has increased significantly, principally as a result of our recent acquisitions. Refer to section 5 of this profit announcement for a detailed analysis of our wealth management income by business segment.

        Financial markets product income was up 17% on the prior corresponding period and represents a strong uplift on last year's disappointing second half. A complete presentation of financial markets product contribution to operating income is shown in the table below.

$m	Half Year March 03	Half Year Sept 02	Half Year March 02	% Mov't Sep 02- Mar 03	% Mov't Mar 02- Mar 03
Product
Foreign exchange	142	130	125	9	14
Interest rate(1)	109	36	97	203	12
Other	27	6	15	350	80

Total financial markets product income	278	172	237	62	17

Income classification
Net interest income	105	70	66	50	59
Non-interest income	173	102	171	70	1
Trading income	145	77	146	88	(1)
Dividend income	15	13	13	15	15
Other non-interest income	13	12	12	8	8

Total financial markets product income	278	172	237	62	17

Operating Expenses

        Operating expenses rose by $118 million or 7% on the prior corresponding period and 8% on the previous half year. The increase on the prior corresponding period is due to:

  •
  $50 million, or 3%, increase due to the change in the composition of our business mix following the sale of AGC and the acquisition of RAAM, BTFM and Hastings; and

  •
  $68 million, or 4% increase in expenses in our ongoing business (ie. excluding all acquisitions and divestment). This increase includes an additional $29 million superannuation amortisation expense following the adoption of IAS19 last year and $22 million expense increase due to the strengthening of the New Zealand dollar against the Australian dollar.

        Excluding the impact of the appreciation of the New Zealand dollar against the Australian dollar from our ongoing business, expenses increased 3% on both the prior corresponding period and the previous half year.

(1)
Interest rate products includes interest rate derivatives and secondary markets activity in debt securities, but excludes primary markets activity.

        Despite continued pressure on our expense base we have contained expenses this half by a combination of new and continuing projects. These have included:

  •
  as part of our wealth integration following the acquisition of RAAM and BTFM, we have realised $16 million of synergies. These are discussed in more detail in sections 4 and 5;

  •
  continued benefits from our outsourcing programs;

  •
  an Enterprise Sourcing Program to reduce our total spend with external suppliers through the implementation of a rigorous procurement framework, development of new or enhanced vendor contracts and the implementation of changes to our expense policies; and

  •
  the full period impact of our 2002 organisational simplification project.

        We are continuing to develop further productivity improvement initiatives to assist in managing our expense base in 2004 and beyond.

Bad Debts

        The charge for bad debts decreased by $57 million or 21% on the prior corresponding period, but was up $24 million or 13% on the previous half year.

        Factors influencing the lower charge included:

  •
  an absence of significant corporate defaults compared to the prior corresponding period, which included charges against defaults by Pasminco and Enron;

  •
  the disposal of AGC in May 2002: AGC had a higher level of write-offs than the balance of the Westpac group; and

  •
  recoveries and regrades from previously impaired assets.

        These favourable factors were partially offset by higher dynamic provisioning principally related to the re-acquisition of the equipment finance portfolio, the use of new higher factors in some portfolios and overall high loan growth.

        The strength of the credit quality of our portfolio is reflected in the falling component of the bad debt expense representing actual write offs and net new specific provisions. The strong growth in the general provision reflects the rapid growth in our loan book rather than any credit outlook concerns.

        A more detailed review of our credit quality is contained in section 3.4.

3.3   CAPITAL AND DIVIDENDS

Capital

        As at 31 March 2003 our Tier 1 ratio was 6.4% and the tangible ordinary equity to risk adjusted asset ratio (TOE/RAA) was 5.6%. These ratios are within our stated targets of:

  •
  Tier 1 in the range 6.0 - 6.5%; and

  •
  TOE/RAA at 5.6 - 5.8%.

        The lower surplus capital accumulation in the six months to 31 March 2003 compared to historical experience is consistent with the strong growth in Risk Adjusted Assets (RAA) of $13.8 billion or 11% on the prior corresponding period and $9.2 billion or 7% on the previous half year.

        This is a function of:

  •
  High organic loan growth ($9.7 billion);

  •
  The acquisition of BT's margin loan book ($1.0 billion) which was brought on balance sheet in February 2003(1); and

  •
  The impact of the appreciation in the New Zealand dollar on our New Zealand assets ($3.1 billion).

        Tier 1 capital was strengthened in December 2002 via the issue of Westpac Fixed Income Resettable Trust Securities ("FIRsTS"). This issue added a net $655 million of cost effective Tier 1 hybrid equity to our capital mix.

Dividend Policy

        We have maintained our policy of increasing dividends in line with sustainable growth in cash earnings and franking capacity. The interim dividend intended to be declared of 38 cents would represent an increase of 12% over the prior corresponding period and compares to growth in cash earnings per share of 10%.

        The resulting dividend payout ratio is 63% of our cash earnings, up from 62% in the first half last year.

        Our adjusted franking account balance continues to firm, rising to $408 million for the half year to March 2003 (September 2002, $300 million: March 2002, $182 million).

(1)
In February 2003, we terminated BTFM's securitisation arrangements which had funded its margin lending portfolio, and instead funded the margin lending loans on-balance sheet.

3.4   CREDIT QUALITY

        Accepting and managing risk is central to our business and is an important source of our competitive advantage. Strong economic activity in the Australian and New Zealand markets has led to our asset quality improving, despite continued turmoil in world financial markets.

Stressed Loans—Exposure by Credit Grade % of total commitments	Total Impaired Assets/Gross Loans and Acceptance
Mortgage Loans—90 Days Past Due	Business Banking Impaired Assets
Other Consumer Loans—90 Days Past Due	General Provision/Non-Housing Performing Loans
  •
  Stressed loans declined 3 bps from September 2002 to 1.17% of total commitments.

  •
  At March 2003 only two impaired exposures were greater than $50 million, accounting for 34% of total impaired assets. A further nine impaired exposures were less than $50 million, but greater than $5 million. Specific provision coverage of impaired assets remained strong at 42%.

  •
  Mortgage loans accruing but 90 days past due increased 1 bp to 0.16% of mortgage outstandings, from September 2002.

  •
  Growth in our business lending portfolio has been achieved without compromising asset quality. The proportion of impaired assets in this portfolio continued to decline to 0.20%, due to the quality of new business written, close monitoring of existing outstandings, and effective workout of impaired facilities.

  •
  Other consumer loan delinquencies 90 days past due (including credit card and personal loan products) have increased 3 bps to 1.10%, from September 2002.

  •
  General provisions as a percentage of non-housing performing loans increased to 1.72%, up 2 bps from September 2002.

3.5    CORPORATE GOVERNANCE AND RESPONSIBILITY

Sustainability Initiatives

        In the first half of 2003 while delivering strong financial results, we have continued to gain widespread recognition for our practices in the workplace and across the social and environmental dimensions. Our performance and sustainability ratings and awards have positioned us as a leader in these areas not only in Australia but also within the global financial services industry.

        In line with our continued commitment to good governance and responsible business practices, we will soon release our second Social Impact Report. This triple bottom line report will update our performance against more than 70 stakeholder determined indicators covering social, environmental and economic dimensions, including our progress on each of the promises listed in our Personal Customer Charter released in June 2002.

        We remain the only Australian financial institution to release a triple bottom line report conforming to new global standards under the UN sponsored Global Reporting Initiative.

        Towards the end of 2002, the Board again reviewed and enhanced our corporate governance program as part of our commitment to best practice governance. Our full governance statement is set out on pages 38-47 of the 2002 Concise Annual Report.

        Throughout the half, we have continued to focus on building our employment brand in providing a good workplace environment for all our staff. This has included:

  •
  achieving a further 8% improvement in staff commitment in the six months to December 2002, positioning us with global best practice companies;

  •
  improving opportunities for people with disabilities under the Employers Making a Difference initiative;

  •
  actively promoting our Better Life and Work information service which assists staff in locating resources such as home help and health services;

  •
  launching the Westpac Academy, which provides staff with learning and development opportunities including the use of progressive, interactive multi-media to promote distance learning; and

  •
  continuing our efforts to employ additional mature age workers, with plans to recruit up to 900 mature aged staff over the next three years.

        Our success in integrating corporate responsibility into the way we do business and being seen as an employer of choice is reflected in the 5,277 graduate applications we received for the 2003 intake, up from 1,900 in 2002.

        Our community involvement continues through actions such as our drought and bushfire relief packages and donations, and our Matching Gifts donations which totalled $1.4 million in the year to February 2003 across 370 charities. Thanks to the generosity of our staff and our continued community partnerships these charities include the Cape York Indigenous communities, the Smith Family, Mission Australia, the Life Education Trust in New Zealand, the Salvation Army, and the Juvenile Diabetes Research Foundation. This year we also celebrate 30 years of supporting the Westpac Rescue Helicopter Services in Australia and New Zealand.

External Governance and Responsibility Assessment

        Through the half, we continued to consult formally with a broad range of stakeholders to ensure we have responsible and sustainable business practices and continually seek ways to be assessed externally on our corporate governance and sustainability practices.

        The following summarises our latest sustainability and governance ratings:

  •
  The Dow Jones Sustainability Index 2002-2003—Number 1 global rating for overall sustainability in finance and banking. This index includes assessments of corporate governance and broader social and environmental responsibility performance;

  •
  The Sydney Morning Herald/The Age Good Reputation Index 2002—Number 1 company overall, ranked against Australia's top 100 companies based on stakeholder and research group perceptions of the key elements contributing to corporate reputation, including ethics and governance;

  •
  Corporate Monitor, reported in Ethical Investor magazine—top rating of 5 stars for social and environmental performance and 4 stars for corporate governance; and

  •
  Standard & Poor's Company transparency and disclosure survey—one of only six of 100 Asian Pacific companies to achieve a top score ranking for transparency and disclosure.

4.     BUSINESS UNIT PERFORMANCE

        Business unit results are presented on a management reporting basis. Internal charges and transfer pricing adjustments are included in the performance of each business reflecting the management, rather than the legal structure. Consequently these results cannot be compared to results for individual legal entities.

        An internal transfer pricing framework attributes value between business units. Its primary attributes are:

  •
  product groups pay the distribution areas an arms length fee based on external market benchmarks;

  •
  product balances are fully transfer priced at interbank rates according to the tenor of the underlying transactions;

  •
  all overhead costs are applied to revenue generating businesses; and

  •
  capital is allocated to business groups using risk factors.

        Individually significant items recognised in the group's financial statements in the second half of 2002 are not recognised in the relevant business units for this analysis.

        Where the management reporting structure or accounting classifications has changed, comparatives have been restated and may differ from results previously reported. The results for AGC have been identified separately from Business and Consumer Banking and New Zealand for clarity.

$m	Half Year March 03	Half Year Sept 02	Half Year March 02	% Mov't Sep 02- Mar 03	% Mov't Mar 02- Mar 03
Business and Consumer Banking	579	567	511	2	13
Consumer Distribution	147	153	144	(4)	2
Business Distribution	191	160	143	19	34
Consumer Products	185	200	169	(8)	9
Business Products	56	54	55	4	2
Westpac Institutional Bank	203	150	124	35	64
New Zealand Banking	161	167	110	(4)	46

Banking group's contribution	943	884	745	7	27
Corporate Centre & Group Items	66	120	79	(45)	(16)

Total banking cash earnings	1,009	1,004	824	0	22
BT Financial Group*
Funds Management	54	45	53	20	2
Life Insurance Risk	30	30	25	—	20
Other	2	(25)	—	n/a	n/a

Total wealth management cash earnings	86	50	78	72	10

Total current businesses cash earnings	1,095	1,054	903	4	21
AGC	—	13	93	n/a	n/a

Underlying cash earnings	1,095	1,067	996	3	10
Significant items	—	181	—	n/a	n/a

Total reported cash earnings	1,095	1,248	996	(12)	10

*
BT Financial Group (BTFG) represents our total wealth management business and incorporates our legacy Westpac Financial Services (WFS) and Westpac Life businesses, as well as our recently acquired Rothschild Australia Asset Management (RAAM) and BT Funds Management Business (BTFM).

Expense to income ratio

$m	Half Year March 03	Half Year Sept 02	Half Year March 02	bp Mov't Sep 02- Mar 03	bp Mov't Mar 02- Mar 03
Business and Consumer Banking	53.9%	54.6%	57.3%	70	340
Westpac Institutional Bank	41.7%	44.3%	40.8%	260	(90)
New Zealand Banking	47.8%	45.0%	53.3%	(280)	550

Total banking(1)	50.0%	51.3%	52.8%	130	280

BT Financial Group
Funds Management	71.6%	62.7%	47.9%	(890)	large
Life Insurance Risk	36.5%	32.9%	41.3%	(360)	480

Total wealth	63.4%	63.3%	45.6%	(10)	large

AGC	—	29.4%	24.6%	n/a	n/a

Total Group—underlying business	51.1%	51.3%	50.2%	20	(90)
Total Group	51.1%	57.6%	49.4%	650	(170)

4.1   BUSINESS AND CONSUMER BANKING

        Business and Consumer Banking (BCB) is disclosed separately as the following business lines: Consumer Distribution, Business Distribution, Consumer Products and Business Products. In October 2002, BCB embarked on a review of its core business activities, with specific focus on the distribution model and customer satisfaction and retention drivers. The diagnostic phase of the review was completed in February 2003, with detailed design and implementation commencing in March 2003.

4.1.1    Consumer Distribution

        Consumer Distribution includes the activities of: the Financial Planner and Advisory Sales force, our home loan sales force, and the national service network (excluding rural and regional locations). Operating income is earned from product groups for sales and services provided to customers. Bad debts are carried by the product business.

(1)
Total banking ratios include corporate centre and group items.

$m	Half Year March 03	Half Year Sept 02	Half Year March 02	% Mov't Sep 02- Mar 03	% Mov't Mar 02- Mar 03
Net interest income	(15)	(13)	(6)	(15)	(150)
Non-interest income	605	607	582	(0)	4

Operating income	590	594	576	(1)	2
Operating expenses	(380)	(378)	(372)	(1)	(2)

Core earnings	210	216	204	(3)	3
Bad debts	—	—	—	—	—

Operating profit before tax	210	216	204	(3)	3
Tax and outside equity interests	(63)	(63)	(60)	—	(5)

Cash earnings	147	153	144	(4)	2

Goodwill amortisation	(8)	(8)	(8)	—	—
Profit on operations	139	145	136	(4)	2

Economic profit	135	143	131	(6)	3
Expense to income ratio	64.4%	63.6%	64.6%	-80bps	20bps
	$bn	$bn	$bn
Total assets	0.5	0.1	0.1	400	400

Financial Performance

First Half '03—First Half '02

        Consumer Distribution contributed $147 million cash earnings, an increase of $3 million or 2% relative to the prior corresponding period.

        Operating income increased by $14 million or 2% with continued growth in retail lending and deposits tempered by softer wealth sales due to the prolonged weakness in global equity markets. Key points included:

  •
  new mortgage lending continued to underpin earnings. Lending grew by 18% on the prior corresponding period, with "all banks share of new lending" market share improving by 270 bps to 22.5%;

  •
  sales of our legacy wealth products were down 29% on the prior corresponding period. The weakness in equity markets lead investors to divert their resources into more defensive cash holdings; and

  •
  the flipside to slower wealth sales has been a dramatic increase in retail deposits (up 20% over the year) and an increase in residential property investment.

        Operating expenses increased by $8 million or 2% despite volume growth and the natural increase in personnel costs. Within this increase, the unit was also able to absorb further investment in its online capability.

First Half '03—Second Half '02

        Cash earnings decreased on the previous half year, reducing $6 million or 4%. Despite strong performance in mortgage lending, the decline in wealth sales reduced our overall earnings.

        Although mortgage lending is typically stronger in the second half (due to slowdown over Christmas and New Year period), new mortgage lending for the period matched second half 2002 volumes. This was offset by wealth product sales (down 39%) that were again affected by the weaker investment climate.

Key Business Drivers

Financial Planning and Advice % Change in Sales	Priority customers as % of total customer base
Mortgage Drawdowns	Customer Satisfaction

Business Developments

  •
  Continued focus on deepening customer relationships has resulted in the proportion of priority customers (typically those with whom we have significant multi-product relationships), growing by 10% on the prior corresponding period. These customers now comprise over 30% of our Australian retail customer base.

  •
  Mortgage outstandings have grown off the back of strong market growth and renewed focus on attrition management. Mortgage churn(1) reduced by 15% in the current period. The average size of a new mortgage increased 12% on March 2002 to over $170,000.

  •
  Sales of risk products(2) have increased significantly with market share growing 36% on the prior period, making us the sixth largest risk product provider.

(1)
The Mortgage churn percentage is calculated by comparing the total of above schedule mortgage repayments (net of redraws) and refinanced loan closure amounts against the total mortgage portfolio.

(2)
The main risk products include income protection, death and disability, and term life.

  •
  Mortgage brokers continue to be a significant source of new business, and we have further improved services to this channel by leveraging our online capabilities. In particular, fast online credit decisioning providing conditional loan approval to potential customers is now available to our lending partners.

  •
  Westpac Contact Centres continue to maintain their industry leading position by again topping the finance sector in customer survey benchmarking studies, for meeting and exceeding customer expectations and providing a superior service experience.

4.1.2    Business Distribution

        Business Distribution includes our middle market and small business sales force and service centres as well as our regional service network. Operating income is earned from the product groups for sales and services provided to customers. The bad debt expense for business banking customers is recognised here.

$m	Half Year March 03	Half Year Sept 02	Half Year March 02	% Mov't Sep 02-Mar 03	% Mov't Mar 02-Mar 03
Net interest income	41	34	46	21	(11)
Non-interest income	693	647	595	7	16

Operating income	734	681	641	8	15
Operating expenses	(418)	(397)	(414)	(5)	(1)

Core earnings	316	284	227	11	39
Bad debts	(43)	(62)	(24)	31	(79)

Operating profit before tax	273	222	203	23	34
Tax and outside equity interests	(82)	(62)	(60)	(32)	(37)

Cash earnings	191	160	143	19	34

Goodwill amortisation	(11)	(11)	(11)	—	—
Profit on operations	180	149	132	21	36

Economic profit	129	103	88	25	47
Expense to income ratio	56.9%	58.3%	64.6%	140bps	770bps
	$bn	$bn	$bn
Total assets	(0.5)	0.5	0.5	(200)	(200)

Financial Performance

First Half '03—First Half '02

        Business Distribution contributed $191 million cash earnings, an increase of $48 million or 34% relative to the prior corresponding period.

        Operating income increased by $93 million or 15%. The significant driver of this result was strong growth in our principal lending portfolios. In particular:

  •
  the equipment finance portfolio increased by $2.5 billion or 350% to $3.6 billion; and

  •
  the business finance portfolio growth rate increased to 4% from 2% (excluding equipment finance).

        Operating expenses were up only 1% on last year despite additional investment in core systems.

        Bad debts increased by $19 million, primarily due to an increase in general provisions in line with the rebuild of the equipment finance book.

First Half '03—Second Half '02

        Cash earnings increased $31 million or 19% on the previous half year.

        Operating income increased by $53 million or 8% due to the same factors as the prior corresponding period. The equipment finance portfolio increased by $1.4 billion.

        Operating expenses increased by $21 million or 5%, due to increased spending on strategic investments and additional marketing during the half. Bad debts decreased by $19 million or 31% reflecting lower levels of specific provisions.

Key Business Drivers

Business Finance(1)	Impaired assets to Total Committed Exposure

Portfolio by Loan Grade(2)	Savings & Transactions

(1)
Business Finance excludes AGC figures from comparative periods.

(2)
The business bank lending portfolio contains two loan types: product priced loans and transaction priced loans. Product priced loans are priced using a generic price and are not risk graded, while transaction priced products are risk graded with price based on risk grade assigned to individual transactions, e.g. commercial bills and business loans secured by business assets. The graph only contains data in relation to the transaction priced loans. Accordingly, columns do not add to 10%.

Business Developments

  •
  Growth in lending was distributed across our key segments: Small Business and Middle Markets, supported by our industry focus. During this period we launched industry packages for independent schools, manufacturing and independent financial advisers.

  •
  To achieve our goal of improving customer service we continued to enhance our online offering, developed a business banking specialists quarterly report focused on regional Australia and opened several new business banking centres aimed at better meeting the needs of our small business customers.

  •
  The quality of the portfolio has reached historically high levels with impaired assets as a percentage of the portfolio halving over the last three years. The performance is reflected in our bad debt results.

4.1.3 Consumer Products

        Australian Consumer Products comprises home lending, credit cards, transaction and deposit accounts, personal loans, and general insurance. Sales and service commissions passed to the distribution businesses are recorded as a charge against non-interest income. The bad debt expense for consumer customers is recognised here.

$m	Half Year March 03	Half Year Sept 02	Half Year March 02	% Mov't Sep 02-Mar 03	% Mov't Mar 02-Mar 03
Net interest income	1,023	974	971	5	5
Non-interest income	(448)	(401)	(426)	(12)	(5)

Operating income	575	573	545	0	6
Operating expenses	(203)	(213)	(212)	5	4

Core earnings	372	360	333	3	12
Bad debts	(106)	(84)	(102)	(26)	(4)

Operating profit before tax	266	276	231	(4)	15
Tax and outside equity interests	(81)	(76)	(62)	(7)	(31)

Cash earnings	185	200	169	(8)	9

Goodwill amortisation	(9)	(9)	(9)	—	—
Profit on operations	176	191	160	(8)	10

Economic profit	141	174	138	(19)	2
Expense to income ratio	35.3%	37.2%	38.9%	190bps	360bps
	$bn	$bn	$bn
Deposits and other public borrowings	44.1	40.7	36.9	8	20
Net loans and acceptances	80.4	73.8	67.8	9	19
Total assets	81.2	74.5	68.6	9	18

Financial Performance

First Half '03—First Half '02

        Consumer Products contributed $185 million cash earnings, an increase of $16 million or 9% on the prior corresponding period.

        Operating income increased by $30 million or 6%. Significant drivers of this result included:

  •
  core home loan outstandings up $11 billion or 18%(1), retail deposit volumes up $7 billion or 20%, and card outstandings up $0.4 billion or 9%; and

  •
  growth in product portfolios has been largely offset by margin compression.

        Operating expenses improved by $9 million or 4%, reflecting normal expense growth and investments being offset by significant benefits generated from a cost reduction program. This included extracting value from outsourcing agreements for several operations areas. The combination of operating income growth and an improved expense position has assisted in driving our expense to income ratio down 360 bps to 35.3%.

First Half '03—Second Half '02

        Cash earnings reduced by $15 million over the previous half.

        Operating income improved by $2 million. Our core portfolios continued to perform strongly with home loan outstandings increasing $6 billion and retail deposit volumes $3 million although spreads have remained under pressure.

        Operating expenses improved by $10 million or 5% due to the continued success of our cost reduction programs.

        Bad debts increased $22 million or 26% as a result of additional portfolio growth requiring increased dynamic provisioning, particularly in higher risk cards and personal loan portfolios.

Key Business Drivers

Deposit Outstandings	Mortgage Outstandings

(1)
This includes equity access and securitised loans.

Cardholder Outstandings	Consumer Delinquencies over 90 days

Business Developments

  •
  The performance of our Australian consumer product portfolio year on year reflects strong growth within our home lending and retail deposit portfolios, coupled with growth in our credit cards.

  •
  Home lending continues to be the predominant driver of growth, with overall growth in outstandings of $11 billion (18%) on the prior corresponding period in a highly competitive marketplace. Growth has been evenly spread across our three home loan segments, with the "Rocket" loan product suite the predominant driver contributing $8 billion or 71% of the total growth.

  •
  We continue to experience strong volume growth in our retail deposit book, led by the "CMA Investor Option" product ($4 billion, 67%) and Term Deposits ($4 billion, 29%) on the prior corresponding period. This growth has been driven by investors seeking safe investment alternatives.

  •
  Our credit card portfolio has undergone a period of consolidation following the demise of Global Rewards and the subsequent launch of the Altitude rewards program. The continued refinement and introduction of new and improved benefits into the program has seen our market share stabilise and we have maintained our number two ranking in the credit card market.

  •
  Consumer delinquencies on unsecured consumer lending have increased slightly on previous results. The quality of mortgage portfolio is outstanding and shows no signs of stress.

4.1.4 Business Products

        Australian Business Products includes business lending, deposit and transaction accounts, and working capital activities. Sales and service commissions passed to the distribution businesses are recorded as a charge against non-interest income. Bad debt expenses are carried by the distribution business.

$m	Half Year March 03	Half Year Sept 02	Half Year March 02	% Mov't Sep 02-Mar 03	% Mov't Mar 02-Mar 03
Net interest income	463	427	401	8	15
Non-interest income	(238)	(208)	(188)	(14)	(27)

Operating income	225	219	213	3	6
Operating expenses	(144)	(141)	(133)	(2)	(8)

Core earnings	81	78	80	4	1
Bad debts	—	—	—	—	—

Operating profit before tax	81	78	80	4	1
Tax and outside equity interests	(25)	(24)	(25)	(4)	—

Cash earnings	56	54	55	4	2

Goodwill amortisation	(1)	(1)	(1)	—	—
Profit on operations	55	53	54	4	2

Economic profit	44	44	47	—	(6)
Expense to income ratio	64.0%	64.4%	62.4%	40bps	-160bps
	$bn	$bn	$bn
Deposits and other public borrowings	21.1	20.8	19.9	1	6
Net loans and acceptances	28.4	25.1	22.3	13	27
Total assets	29.5	26.6	24.7	11	19

Financial Performance

First Half '03—First Half '02

        Business products contributed $56 million cash earnings for the half year, an increase of $1 million or 2% relative to the prior corresponding period.

        Operating income increased by $12 million or 6%. The key driver of this result was growth in portfolio outstandings. In particular:

  •
  our equipment finance book has been re-built to 70% of its pre-sale size through strong sales and customer retention activities; and

  •
  an increase in the prosperity of small and medium businesses to fund growth through increased lending has seen the portfolio rise over the period. Residential-backed business lending was particularly strong, and is popular with Small and Medium Enterprises.

        Operating expenses increased by $11 million or 8% due to an additional investment of $6 million related to building our penetration of targeted SME sectors for growth in both equipment finance and merchants acquiring businesses. This investment has increased sector penetration by 13%.

First Half '03—Second Half '02

        Our cash earnings increased $2 million or 4% on the previous half year.

        Operating income increased by $6 million or 3% due to similar reasons as the prior corresponding period.

        Operating expenses increased by $3 million or 2% due to the impact of additional operational costs associated with a higher number of business loans written in this period.

Key Business Drivers

Equipment Finance Outstandings	Business Deposit Outstandings

Business Lending Outstandings	Merchant Turnover

Business Developments

  •
  Following the completion of the AGC sale in May 2002, $3.6 billion of the equipment finance portfolio has been rebuilt. We have succeeded in mitigating any potential loss of customers due to the sale and the portfolio continues to exceed our expectations both in terms of growth in outstandings and revenue generated.

  •
  Business Deposits have grown by $0.4 billion or 2% relative to the prior corresponding period.

  •
  Our Business Lending portfolio grew $2.2 billion or 10% on the prior corresponding period.

  •
  Through active targeting of SME's, our merchants business has continued to grow relative to the first half of 2002. The number of terminals has grown to 78,000 or by 13% and the turnover per terminal has increased 6%.

  •
  Our business products won four gold medals at the Personal Investor Financial Services Awards, and Westpac won Business Lender of the Year for the 2nd consecutive time. CFO Magazine also awarded us Business Bank of the Year.

4.2    BT FINANCIAL GROUP

        The BT Financial Group (BTFG), our newly named wealth management business, designs, manufactures and services financial products that enable customers to achieve their financial goals through the accumulation, management and protection of personal wealth. These products include managed investments, life insurance, superannuation, margin lending, administration platforms (Wrap and Corporate Superannuation) and discount broking. Distribution of Wealth Management products is conducted through our Australian and New Zealand consumer distribution businesses and an extensive range of independent financial advisers.

        At 30 September 2002 we changed our accounting policy in respect of our wealth business with the adoption of accrual accounting to standardise accounting treatment across recent acquisitions and to provide more transparent information consistent with the underlying performance of the business. All comparative periods have been restated, to take account of the impact of the change in accounting policy, consequently, these results cannot be compared with prior year disclosures.

        Refer to section 5 for a more detailed analysis of BTFG's performance.

$m	Half Year March 03	Half Year Sept 02	Half Year March 02	% Mov't Sep 02- Mar 03	% Mov't Mar 02- Mar 03
Net interest income	39	14	15	179	160
Non-interest income	264	155	154	70	71

Operating income	303	169	169	79	79
Operating expenses	(192)	(107)	(77)	(79)	(149)

Core earnings	111	62	92	79	21
Bad debts	—	—	—	—	—

Operating profit before tax	111	62	92	79	21
Tax and outside equity interests	(25)	(12)	(14)	(108)	(79)

Cash earnings	86	50	78	72	10

Goodwill amortisation	(28)	(2)	(2)	large	large
Profit on operations	58	48	76	21	(24)

Economic profit	8	18	57	(58)	(86)
Expense to income ratio	63.4%	63.3%	45.6%	-10bps	large
	$bn	$bn	$bn
Total assets	13.6	9.1	9.7	49	40
Funds under management	43.3	33.8	24.9	28	74

Financial Performance

        During the period under review, the wealth management business recorded two significant acquisitions. On 1 June 2002 Rothschild Australia Asset Management (RAAM) was acquired, followed by the purchase of the BT Funds Management business (BTFM) on 31 October 2002.

First Half '03—First Half '02

        BTFG contributed $86 million cash earnings, an increase of $8 million relative to the prior corresponding period.

        Operating income increased $134 million compared with prior corresponding period principally as a result of the acquisition of RAAM and BTFM.

        The increase in operating expenses of $115 million in the 31 March 2003 half year is attributable to the recent acquisitions (net of realised cost synergies).

        The increase in goodwill amortisation is attributable to the acquisition of RAAM ($8 million) and BTFM ($18 million).

        Our expense to income ratio has increased as a consequence of the acquisition of RAAM and BTFM, where the differing business mix resulted in a higher ratio than our legacy business. The continuing realisation of integration synergy benefits will drive a marked improvement in the ratio over time.

        The integration of the acquired businesses with our legacy Westpac wealth management operations is progressing ahead of expectations, with strong progress in all areas. Synergy expectations assumed at the time of the acquisition are being exceeded, delivering more favourable financial benefits than initially anticipated.

First Half '03—Second Half '02

        Cash earnings increased $36 million or 72% on the previous half year.

        Operating income increased $134 million. Significant items impacting this result include:

  •
  the increase in operating income as a result of the above mentioned acquisitions is approximately $119 million in the 31 March 2003 half year; and

  •
  $3 million write-down of investment in Hartleys to market value as at 31 March 2003 and $16 million in the previous half year.

        Underlying non-interest income is in line with increases in funds under management and administration.

        Operating expenses have increased $85 million as compared to the previous half year as a consequence of the recent acquisitions, net of cost synergies that have been realised as part of integration.

Key Business Drivers

Platform FUA	Retail FUM

In-force Premiums	Margin Lending Outstandings

Business Developments

  •
  Platform Funds Under Administration (FUA) includes the following products: Personal Portfolio Service, Personal Portfolio Management, Wrap and Corporate Super, and is consistent with the classification adopted by ASSIRT. The acquisition of BTFM's Wrap and corporate super businesses on 31 October 2002 significantly strengthened Westpac's product offering in this area. Quarterly market share statistics released by ASSIRT at December 2002 in the platform category reported assets administered by BTFG at $15.3 billion ranking it fourth in size and equal first in net quarterly inflows.

  •
  The addition of RAAM and BTFM businesses to Westpac's retail Funds Under Management (FUM) base saw a marked increase in retail FUM. As anticipated, net retail outflows over the past six months, combined with continued declines in the investment markets have seen an overall contraction in retail FUM. While our competitors have also been affected by market conditions, the impact on BTFG has been compounded by cautionary ratings applied by research houses and asset consultants to products following the recent acquisitions. BTFG is in discussions with the research houses and asset consultants to explain how the investment process has been enhanced and expects gradual improvements in ratings over time.

  •
  Australian and New Zealand in-force premiums have continued to grow strongly with 28% growth on the prior corresponding period and 13% growth on the previous half year. The latest Australian market share statistics compiled by DEXXR for the twelve months to 30 September 2002 indicate that the life risk insurance business gained 11.8% of all new lump sum business, up from 7.8% for the same period in 2001, and gained 9.7% of new individual life risk business (ranking fifth), up from 6.4% in 2001.

  •
  The combination of Westpac's margin lending portfolio with the BT portfolio has dramatically increased the scale and product features offered to a wider customer base. As at 31 December 2002 Reserve Bank of Australia (RBA) statistics report BTFG's margin lending outstandings as 15.6% of the total market compared to 5.7% at 30 September 2002 and 6% at 31 March 2002 for our legacy margin lending business.

4.3   WESTPAC INSTITUTIONAL BANK

        Our institutional bank meets the financial needs of corporations and institutions either based in, or with interests in Australia and New Zealand. We also provide certain services to middle market business banking customers in Australia and New Zealand.

$m	Half Year March 03	Half Year Sept 02	Half Year March 02	% Mov't Sep 02- Mar 03	% Mov't Mar 02- Mar 03
Net interest income	298	240	240	24	24
Non-interest income	261	215	264	21	(1)

Operating income	559	455	504	23	11
Operating expenses	(233)	(202)	(206)	(15)	(13)

Core earnings	326	253	298	29	9
Bad debts	(43)	(45)	(94)	4	54

Operating profit before tax	283	208	204	36	39
Tax and outside equity interests	(80)	(58)	(80)	(38)	—

Cash earnings	203	150	124	35	64

Goodwill amortisation	(1)	—	—	n/a	n/a
Profit on operations	202	150	124	35	63

Economic profit	125	75	49	67	155
Expense to income ratio	41.7%	44.3%	40.8%	260bps	-90bps
	$bn	$bn	$bn
Deposits and other public borrowings	11.7	12.0	10.0	(3)	17
Net loans and acceptances	22.4	21.5	19.3	4	16
Total assets	50.2	49.1	42.2	2	19

Financial Performance

First Half '03—First Half '02

        The institutional bank produced a strong result underpinned by continued growth in customer business and a significantly improved financial markets performance. Cash earnings rose $79 million or 64% on the prior corresponding period.

        Net interest income growth of $58 million or 24% was generated through a combination of 16% growth in net loans and advances, the addition of high margin structured finance deals, and the net interest component of improved financial markets income. Non-interest income was steady and included $7 million from Hastings Funds Management Limited in which a controlling interest was acquired (51%) on 16 October 2002.

        The $27 million or 13% increase in expenses largely reflects investment in business systems, growth in variable personnel costs, increased share of corporate overhead and $4 million from Hastings.

        An overall improvement in the credit quality of the loan portfolio resulted in a significantly reduced bad debt charge. Increased provisioning associated with growth in customer net loans was largely offset by the full recovery of several previously impaired loans.

        Economic profit recorded significant growth of $76 million or 155% as a result of strong underlying business performance with relatively flat capital usage.

First Half '03—Second Half '02

        The strong performance in this half was further demonstrated by the growth in cash earnings of $53 million (35%) and economic profit growth of $50 million (67%), evidenced by a strong improvement in ROE relative to the cost of equity.

        Net interest income was up $58 million or 24% due to similar factors mentioned above. A significantly improved financial markets performance delivered strong non-interest income growth of $46 million or 21%.

Key Business Drivers

Financial Markets Product Income(1)	Top 10 Industry Exposures
Total Committed Exposure by Loan Grade	Impaired Assets/Total WIB Committed Exposure

Business Developments

  •
  Continued focus on better understanding and servicing corporate and institutional customers has resulted in growth in net loans and acceptances and healthy increases in financial market product customer volumes, particularly in interest rate products.

  •
  Financial market product income increased by 17% over the prior corresponding period and 61% over the preceding six month period underpinned by the return to more normal trading profits from the previous half and higher customer flows. Increased volumes in foreign exchange over the twelve month period, together with strengthened market share, positively offset margin compression.

(1)
Interest rate products includes interest rate derivatives and secondary markets activity in debt securities, but excludes primary markets activity.

\

  •
  Total committed exposure to investment grade counter-parties was steady at 91% of total committed exposures. Total committed exposure to the property and energy industries has increased over the period. Growth in listed property trusts is the major driver of the increase in the property industry total committed exposure. In the energy industry, all new lending has been to Australian and New Zealand utilities. Of this increase, 40% is in the form of bridging or underwriting facilities to acquire regulated distribution and transmission business following the exit of US utilities from the market.

  •
  Upgrades and repayments have resulted in impaired assets reducing 38% on the prior corresponding period and 22% on the preceding six month period.

4.4    NEW ZEALAND—BANKING

        Our New Zealand Banking operations provide banking and wealth management products and services to New Zealand consumer and business customers. The table below shows the results of our New Zealand banking and commercial banking operations and our Westpac Investment Management business. The results do not include the performance of our New Zealand Institutional Bank, our New Zealand Life Company or BTNZ. All figures are Australian dollar (AUD) except for local currency movements as noted. Comparatives are reported on an ongoing basis (ie. excluding 2002 AGC earnings).

$m	Half Year March 03	Half Year Sept 02	Half Year March 02	% Mov't Sep 02- Mar 03	% Mov't Mar 02- Mar 03	Local ccy % Mov't Sep 02- Mar03	Local ccy % Mov't Mar 02- Mar03
Net interest income	346	329	288	5	20	0	15
Non-interest income	158	147	140	7	13	3	9

Operating income	504	476	428	6	18	1	13
Operating expenses	(241)	(214)	(228)	(13)	(6)	(7)	(1)

Core earnings	263	262	200	0	32	(3)	26
Bad debts	(22)	(16)	(30)	(38)	27	(29)	31

Operating profit before tax	241	246	170	(2)	42	(6)	37
Tax and outside equity interests	(80)	(79)	(60)	(1)	(33)	4	(30)

Cash earnings	161	167	110	(4)	46	(6)	40

Goodwill amortisation	(18)	(19)	(18)	5	—	—	—
Profit on operations	143	148	92	(3)	55	(7)	48

Economic profit	80	87	31	(8)	158	(10)	150
Expense to income ratio	47.8%	45.0%	53.3%	-280bps	550bps	-250bps	560bps
	$bn	$bn	$bn
Deposits and other public borrowings	15.2	14.2	13.0	7	17	1	6
Net loans	21.2	18.9	17.4	12	22	5	9
Total assets	22.3	19.9	18.5	12	21	5	8

Financial Performance (local currency)

First Half '03—First Half '02

        New Zealand cash earnings increased 40% on the prior corresponding period driven predominantly by strong lending growth and a growing share of an expanding housing market and of the business and agri-markets.

        Operating income increased 13%, with net interest income increasing 15%, due to strong lending growth in consumer and business lending and increased deposit volumes. We have regained our natural market share in home loan growth of 20% over the year. Non-interest income also increased 9%, mainly due to higher transaction volumes and a more effective focus on fee collection.

        Operating expenses were held flat, and this combined with strong income growth, drove the expense to income ratio down 550 bps to 47.8%.

        Bad debts reduced by 31% despite strong asset growth, due to increased recoveries in the first half of 2003.

First Half '03—Second Half '02

        Cash earnings reduced on the previous half, due to increases in one-off expenses as a result of the Auckland head office relocation and rebranding to Westpac.

        Operating income overall increased 1% on the previous half. The positive effects of strong lending and growth in deposit volumes have been offset by margin compression in retail products. This has seen flat net interest income relative to the previous half year. Non-interest income has increased 3% over the previous half year, a continuation of the growth experienced in transaction volumes and fee collections in 2002.

        Asset growth has driven the 29% increase in the charge for bad debts through the effect of up-front dynamic provisioning charges, partially offset by the impact of increased recoveries.

Key Business Drivers

Consumer Delinquencies over 90 Days	Share of Wallet—National(1)

Market Share—Housing	Share of Wallet—Auckland(1)

Business Developments

  •
  The drive for a bigger share of the Auckland market has been the focus of the first half of 2003. Key head office functions have been moved to Auckland and the New Zealand business has been rebranded from WestpacTrust to Westpac.

  •
  Increasing the focus and effectiveness of the sales force and boosting the number of mobile mortgage managers has enabled us to focus on the key market segments where we were under performing. We have also begun a customer service campaign in line with the Australian businesses.

  •
  The results of these programs are being reflected not only in both improved financial performance, and other key performance indicators. In particular, customer satisfaction has improved, our market share is growing in key segments, and the number of online customers continues to rise.

  •
  Along with specific Auckland focussed initiatives, the recent surge in property activity in that region and our ability to capture growth greater than our natural market share has contributed to an improved share of Auckland wallet.

  •
  Credit quality remains sound with delinquencies relatively flat over the period. Current housing delinquencies run at 0.23% of the total residential portfolio by value, which is in line with the industry average.

5.     BT FINANCIAL GROUP

        The following results have been presented on a management reporting basis. Internal charges and transfer pricing adjustments have been included in the performance of each business area reflecting the management of our business, rather than its legal structure. Consequently, these results cannot be compared directly to public disclosure of the performance of individual legal entities.

        At 30 September 2002, we adopted accrual accounting for our wealth management business to standardise our accounting treatment across recent acquisitions, and to provide more transparent information consistent with the underlying performance of the business. Comparative data has been restated, consequently, these results cannot be compared with prior year disclosures.

(1)
Share of wallet: Share of all the dollars in New Zealand financial institutions. Wallet includes all balance sheet products (except revolving credit), personnel superannuation, unit trusts/managed funds and credit cards.

        Where the management reporting structure has changed or where accounting re-classifications have been made, comparatives have been restated and therefore differ from results previously reported.

5.1    TOTAL FUNDS MANAGEMENT AND LIFE INSURANCE RISK

        The performance of BTFG is summarised below by its three main segments: Funds Management, Life Insurance Risk and Other, and on a geographical basis where material.

Profit on Operations	Half Year March 03	Half Year Sept 02	Half Year March 02	% Mov't Sep 02- Mar 03	% Mov't Mar 02- Mar 03
$m
Funds management	54	45	53	20	2
Life Insurance Risk
Australia	21	22	16	(5)	31
New Zealand	9	8	9	13	—

	30	30	25

Core Performance	84	75	78	12	8

Other	(26)	(27)	(2)	(4)	large

Total profit on operations	58	48	76	21	(24)

        The following table shows the consolidated half year results for our Australian and New Zealand Funds Management, Life Insurance Risk and Other businesses.

$m	Half Year March 03	Half Year Sept 02	Half Year March 02	% Mov't Sep 02- Mar 03	% Mov't Mar 02- Mar 03
Net interest income	39	14	15	179	160
Non-interest income	264	155	154	70	71

Operating income	303	169	169	79	79
Non interest expenses	(192)	(107)	(77)	(79)	(149)

Core earnings	111	62	92	79	21
Bad debts	—	—	—	—	—

Operating profit before tax	111	62	92	79	21
Tax and outside equity interests	(25)	(12)	(14)	(108)	(79)

Cash earnings	86	50	78	72	10
Goodwill amortisation	(28)	(2)	(2)	large	large

Profit on operations	58	48	76	21	(24)

Economic profit	8	18	57	(58)	(87)
Expense to income ratio	63.4%	63.3%	45.6%	-10bps	large

        Operating income can be reconciled to the net life risk insurance and funds management income are disclosed in section 6 table 6.1, Statement of Financial Performance, and Note 5, Non-Interest Analysis as follows:

$m	Half Year March 03	Half Year Sept 02	Half Year March 02	% Mov't Sep 02- Mar 03	% Mov't Mar 02- Mar 03
Operating income (from previous page)	303	169	169	79	79
Commission expense	59	63	57	(6)	4
Transfer pricing—cost of distribution	29	18	14	61	107
Transfer pricing—cost of funds	4	35	(10)	(89)	(140)
Intercompany consolidation eliminations	(19)	(3)	(12)	533	58
Policy holders tax recoveries	(19)	(61)	14	(69)	(236)
Embedded value uplift (and elimination)	—	(202)	60	n/a	n/a

Total non-interest wealth management income	357	19	292	large	22

        The reconciliation above adjusts management reporting income for various items, which are:

  •
  included for statutory reporting purposes (policyholder tax recoveries in accordance with AASB1038, Life Insurance Business and embedded value uplift); and

  •
  excluded for statutory reporting, but included for management reporting purposes to give a better reflection of the businesses performance.

Other

        On 8 April 2003 we announced that we had brought to the attention of the New Zealand Securities Commission an apparent technical non-compliance by BT Funds Management (BTFM) with New Zealand securities regulations. This involved the late filing by BTFM of documents required to be lodged with the New Zealand Registrar of Companies. This non-compliance occurred prior to the acquisition of BTFM in October 2002.

        We have a specific indemnity from the Principal Financial Group for this issue. It is not expected that we will experience any material financial cost arising from these circumstances.

5.2   FUNDS MANAGEMENT BUSINESS

        Funds management includes product management, product administration, product and platform intermediary distribution, investment management, margin lending and discount broking.

$m	Half Year March 03	Half Year Sept 02	Half Year March 02	% Mov't Sep 02- Mar 03	% Mov't Mar 02- Mar 03
Net interest income	36	25	23	44	57
Non-interest Income	240	150	137	60	75

Gross operating income	276	175	160	58	73
Commission expense	(40)	(41)	(39)	2	(3)

Operating income	236	134	121	76	95
Non-interest expenses	(169)	(84)	(58)	(101)	(191)

Operating profit before tax	67	50	63	34	6
Tax and outside equity interests	(13)	(5)	(10)	(160)	(30)

Cash earnings	54	45	53	20	2
Goodwill amortisation	—	—	—	—	—

Operating profit after tax	54	45	53	20	2

Expense to income ratio	71.6%	62.7%	47.9%	-890bps	large

Financial Performance

        The result for the funds management business must be reviewed in the context of the acquisition and integration of RAAM from June 2002 and BTFM from November 2002.

        The increase in net interest income relative to the prior corresponding period and the previous half year is largely attributable to the acquisition of BT's margin lending business. Loan outstandings have grown to $1.5 billion at 31 March 2003 from $0.5 billion at 31 March 2002 and $0.6 billion at 30 September 2002.

        Non-interest income growth is consistent with the increase in funds under administration as a result of the acquisitions (refer to the table on the following page). Non-interest income attributable to the acquired businesses is approximately $127 million for the six months ended 31 March 2003 and $29 million for the previous half. In addition, a change in methodology for receiving income from Westpac's internal distribution channels, has resulted in a $6 million decrease in non-interest income in the six months to 31 March 2003 relative to the prior corresponding period, and a decrease of $8 million relative to the previous half year.

        Commission expense for the half year ended 31 March 2003 includes $12 million in respect of the acquired businesses and a higher proportion of trail commission than the legacy business. Commission expense for the prior corresponding period and the previous half year largely reflects flat retail sales volume. Retail sales totalled $2 billion for the prior corresponding period and $2.7 billion for the previous half year.

        The increase in operating expenses as a result of the acquisitions is approximately $118 million in this half year and $25 million in the prior period reflecting acquired costs less integration synergies.

        Effective tax rate reflects the benefit of tax transitional arrangements for products booked within life company legal entities.

Movement in funds under management (FUM)

$bn	FUM Sept 2002	Sales	Redns	Net Inflows	BT at acq'n(4)	Other mov't(5)	FUM Mar 2003	FUM March 2002	% Mov't Sep 02- Mar 03	% Mov't Mar 02- Mar 03
Retail(1)	20.8	2.6	(5.6)	(3.0)	11.9	(1.4)	28.3	16.0	36	77
Wholesale	11.6	3.5	(3.6)	(0.1)	1.7	(0.9)	12.3	7.4	6	66

Australia	32.4	6.1	(9.2)	(3.1)	13.6	(2.3)	40.6	23.4	25	74
New Zealand(2)	1.4	0.4	(0.5)	(0.1)	1.3	0.1	2.7	1.5	93	80

FUM	33.8	6.5	(9.7)	(3.2)	14.9	(2.2)	43.3	24.9	28	74

FUA(3)	36.6	8.8	(10.3)	(1.5)	22.0	(2.7)	54.4	28.1	49	94

(1)
Retail FUM will not reconcile to ASSIRT as Retail FUM includes mezzanine funds and the personal portfolio management product.

(2)
Westpac Banking Corporation and BTFG.

(3)
Includes Wrap and Governance Advisory Service.

(4)
BTFM have been included in the movement table at acquisition date. All sales and redemptions post acquisition have been recorded under their respective headings.

(5)
'Other movement' primarily reflects the impact of market movement on the underlying FUM.

5.3    LIFE INSURANCE RISK BUSINESS (EXCLUDES GENERAL INSURANCE)

        The life insurance risk business result has been determined on a Margin on Service basis.

$m	Half Year March 03	Half Year Sept 02	Half Year March 02	% Mov't Sep 02- Mar 03	% Mov't Mar 02- Mar 03
Net interest income	—	—	—	—	—
Non-interest Income	82	92	64	(11)	28

Gross operating income	82	92	64	(11)	28
Commission expense	(19)	(22)	(18)	14	(6)

Operating Income	63	70	46	(10)	37
Non-interest expenses	(23)	(23)	(19)	—	(21)

Operating profit before tax	40	47	27	(15)	48
Tax and outside equity interests	(10)	(17)	(2)	41	(400)

Cash earnings	30	30	25	—	20

Goodwill amortisation	—	—	—	—	—
Profit on operations	30	30	25	—	20

Expense to income ratio	36.5%	32.9%	41.3%	-360bps	480bps

Financial Performance

        For the half year to 31 March 2003 the life insurance risk business contributed $82 million in non-interest income, net of compensation for internal distribution. This represents an $18 million increase relative to prior corresponding period, but a decrease of $10 million compared to the previous half year. The increase over the prior corresponding period was driven by the growth in in-force premiums. The decrease on the previous half was partially due to adjustments relating to a $4 million increase in internal compensation payments.

        Commission expense is driven by sales experience. Life insurance risk sales of $31 million have been reported for the half year ended 31 March 2003. This compares favourably with sales of $30 million for the prior period and $28 million for the prior corresponding period.

        Non-interest expenses have remained steady in half year to 31 March 2003 despite significant increases in new business.

Movements in in-force premium for risk business

$m	In-force Sept 2002	Sales	Lapses	Net Inflows	Other mov't	In-force Mar 2003	In-force March 2002	% Mov't Sep 02 - Mar 03	% Mov't Mar 02 - Mar 03
Australia	169.7	31.6	(15.8)	15.8	9.1	194.6	148.1	15	31
New Zealand	32.8	5.0	(2.9)	2.1	0.0	34.9	31.5	6	11

Total in-force premiums	202.5	36.6	(18.7)	17.9	9.1	229.5	179.6	13	28

5.4    OTHER BUSINESS

        Other business includes earnings on capital and other investments, and amortisation of goodwill on acquired businesses.

$m	Half Year March 03	Half Year Sept 02	Half Year March 02	% Mov't Sep 02- Mar 03	% Mov't Mar 02- Mar 03
Net interest income	3	(11)	(10)	127	130
Non-interest Income	1	(24)	12	104	(92)

Gross operating income	4	(35)	2	111	100
Commission expense	—	—	—	—	—

Operating income	4	(35)	2	111	100
Non-interest expenses	—	—	—	—	—

Operating profit before tax	4	(35)	2	111	100
Tax and outside equity interests	(2)	10	(2)	(120)	—

Cash earnings	2	(25)	—	108	n/a
Goodwill amortisation	(28)	(2)	(2)	large	large

Profit on operations	(26)	(27)	(2)	(4)	large

Expense to income ratio	n/a	n/a	n/a

Financial Performance

        Other business contributed $4 million in operating income for the half year to 31 March 2003, an increase of $2 million relative to the prior corresponding period and an increase of $39 million relative to the previous half year. This result was driven by a number of one-off items that do not represent the usual operations within the BTFG business:

  •
  $3 million write-down of investment in Hartleys to market value in the 31 March 2003 half year and $16 million in the previous half year; and

  •
  $5 million relinquishment of the management rights to our property trust in the prior corresponding period.

        Adjusting for these items operating income has increased $10 million in the half year to 31 March 2003 relative to the prior corresponding period and increased $26 million relative to the previous half year. The growth in the current period earnings is in part attributable to an improvement in investment returns for capital.

        The increase in goodwill amortisation is attributable to the acquisition of RAAM ($8 million) and BTFM ($18 million). Goodwill has only been attributable to RAAM since a corporate restructure, on 30 September 2002.

        Effective tax rate (net of permanent differences) has remained steady at 30% for all periods.

5.5   EMBEDDED VALUE AND VALUE OF NEW BUSINESS

Embedded Value and Value of New Business—BTFG

        The following table shows the embedded value and value of new business for the funds management and life insurance risk businesses, excluding discount broking and New Zealand life insurance.

        The embedded value and value of new business have been calculated using assumptions consistent with the best estimate assumptions used in calculating Margin on Services policy liabilities at 31 March 2003. The risk discount rate used was the yield on 10-year government bonds plus a margin of 5.5%. Franking credits have been valued at 70% of face value.

As at 31 March 2003	$m
Net assets(1)	1,043
Value of in force business(1)	829

Embedded Value	1,872
Change in embedded value since 30 September 2002	259

Analysis of Movement since 30 September 2002
Profits(2)	93
Capital Movements	64
Dividends Paid	(136)
Acquisitions of Business(3)	111

Change in Net Assets	132
Acquired value of in force business	173
Embedded value uplift[4]	(46)

Change in embedded value	259

Value of new business (Six months to 31 March 2003)	39

        The valuation has resulted in an increase to embedded value of $259 million since 30 September 2002. The main components of the increase comprise:

  •
  acquisition of the BT business in October 2002;

  •
  inclusion of Westpac's margin lending business;

  •
  increase in net tangible assets of $132 million; and

  •
  embedded value reduction of $46 million that reflects lower than previously assumed investment returns and business performance during the period.

Embedded Value and Value of New Business—BTFM

        At acquisition, the purchase price for BTFM of $900 million equated to 81% of its assessed value including expected synergies.

        From the date of acquisition, experience has been in line with valuation assumptions with the exception of the low returns on Australian and international equities. This includes new business volumes, where the value of new business in the period was $0 million.

(1)
The split of embedded value between net assets and value in force business at 30 September 2002 has been restated so that net assets represent shareholders net tangible assets rather than excess over capital requirements,

(2)
Profits represent the legal entity profits of the relevant wealth management entities and do not reflect any management accounting adjustments,

(3)
Net assets of the acquired business exclude any goodwill component.

(4)
No value of synergies have been included in the embedded value calculation above.

        Since acquisition, additional total synergy benefits of $51 million per annum have been identified. One-off costs of $42 million will be incurred to extract the additional synergies. The present value of the additional synergies, after allowing for the one-off costs, is $328 million, taking the total value of identified synergies to $745 million. The value of future synergy benefits has not been included in either the embedded value calculation or the value of new business. Over time the value of future synergy benefits will be recognised in both the embedded value, and the value of new business, as the cost savings and revenue benefits materialise.

        The following table shows the embedded value of the BTFM business together with the value of future synergy benefits.

$m	Net Assets	Value of In-force Business	Embedded Value	Value of future Synergy Benefits	Total Value
Value as at 31 March 2003	145	130	275	745	1,020

        The difference between managements' assessed value of BTFM at acquisition and the embedded value plus the value of future synergy benefits can be attributed to the value of future new business.

6.     2003 INTERIM FINANCIAL INFORMATION

6.1    STATEMENT OF FINANCIAL PERFORMANCE

$m	Note	Half Year March 03	Half Year Sept 02	Half Year March 02	% Mov't Sep 02- Mar 03	% Mov't Mar 02- Mar 03
Interest income
Deposits with other financial institutions		140	119	91	18	54
Investment and trading securities		325	310	304	5	7
Regulatory deposits		2	3	5	(33)	(60)
Loans and other receivables		4,408	4,184	4,204	5	5

Interest income		4,875	4,616	4,604	6	6
Tax equivalent gross up(1)		98	72	67	36	46

Interest income (including gross up)		4,973	4,688	4,671	6	6

Interest expense
Current and term deposits		(2,180)	(1,903)	(1,697)	(15)	(28)
Public borrowings		—	(28)	(124)	n/a	n/a
Deposits from other financial institutions		(76)	(79)	(100)	4	24
Loan capital		(80)	(97)	(104)	18	23
Other liabilities		(431)	(456)	(486)	5	11

Interest expense		(2,767)	(2,563)	(2,511)	(8)	(10)

Net interest income (including gross up)	3	2,206	2,125	2,160	4	2

Non-interest income
Fees and commissions received		1,220	1,164	1,133	5	8
Fees and commissions paid		(344)	(278)	(282)	(24)	(22)
Proceeds from sale of assets		251	2,858	736	(91)	(66)
Carrying value of assets sold		(241)	(2,071)	(689)	88	65
Net life insurance and funds management income		357	19	292	large	22
Other non-interest income		186	(76)	172	345	8

Total non-interest income	5	1,429	1,616	1,362	(12)	5

Net operating income (including gross up)		3,635	3,741	3,522	(3)	3

Operating expenses
Salaries and other staff expenses		(898)	(1,006)	(823)	11	(9)
Equipment and occupancy expenses		(296)	(298)	(291)	1	(2)
Other expenses		(663)	(852)	(625)	22	(6)

Total operating expenses	6	(1,857)	(2,156)	(1,739)	14	(7)

Operating profit before goodwill amortisation and bad and doubtful debts		1,778	1,585	1,783	12	(0)
Goodwill amortisation		(78)	(51)	(49)	(53)	(59)

Operating profit before bad and doubtful debts (including gross up)		1,700	1,534	1,734	11	(2)
Bad debts	20	(214)	(190)	(271)	(13)	21

Profit from ordinary activities before tax expense (including gross up)		1,486	1,344	1,463	11	2
Tax equivalent gross up (1)		(98)	(72)	(67)	(36)	(46)

Profit from ordinary activities before tax expense		1,388	1,272	1,396	9	(1)
Tax expense	7	(333)	(95)	(376)	(251)	11
Net profit attributable to outside equity interests		(4)	(3)	(2)	(33)	(100)

Net profit attributable to equity holders of Westpac Banking Corporation		1,051	1,174	1,018	(10)	3

(1)
We entered into tax effective financing transactions that derive income subject to either a reduced or zero rate of income tax. The impact is reflected in lower income tax expense and interest income. To provide comparability this income is presented on a tax equivalent basis.

6.2   STATEMENT OF FINANCIAL POSITION

As at
$m	Note	31 March 2003	30 Sept 2002	31 March 2002	% Mov't Sep 02- Mar 03	% Mov't Mar 02- Mar 03
Assets
Cash and balances with central banks		1,924	1,669	2,127	15	(10)
Due from other financial institutions		5,010	5,242	5,937	(4)	(16)
Trading securities		7,617	10,643	10,014	(28)	(24)
Investment securities		4,265	3,313	2,751	29	55
Loans	10	149,890	135,870	133,282	10	12
Acceptances of customers		3,883	4,788	4,793	(19)	(19)
Life insurance assets		9,936	7,566	7,843	31	27
Regulatory deposits with central banks overseas		355	455	452	(22)	(21)
Goodwill		2,599	1,754	1,449	48	79
Fixed assets		866	815	931	6	(7)
Deferred tax assets		729	587	446	24	63
Other assets		19,356	18,335	16,167	6	20

Total assets		206,430	191,037	186,192	8	11

Liabilities
Due to other financial institutions		3,646	4,731	6,867	(23)	(47)
Deposits and public borrowings	11	122,029	110,763	109,292	10	12
Debt issues		29,764	27,575	24,856	8	20
Acceptances		3,883	4,788	4,793	(19)	(19)
Tax liabilities		289	617	658	(53)	(56)
Life insurance policy liabilities		9,348	7,163	7,538	31	24
Provisions		447	1,093	1,002	(59)	(55)
Other liabilities		20,012	19,327	16,418	4	22

Total liabilities excluding loan capital		189,418	176,057	171,424	8	10

Loan capital
Subordinated bonds, notes and debentures		4,082	3,795	3,846	8	6
Subordinated perpetual notes		646	717	734	(10)	(12)

Total loan capital		4,728	4,512	4,580	5	3

Total liabilities		194,146	180,569	176,004	8	10

Net assets		12,284	10,468	10,188	17	21

Equity
Ordinary shares		3,708	3,503	1,764	6	110
NZ Class shares		471	471	482	—	(2)
Fixed Interest Resettable Trust Securities (FIRsTS)		655	—	—	n/a	n/a
Trust Originated Preferred Securities (TOPrSsm)		465	465	465	—	—
Reserves		16	82	2,915	(80)	(99)
Retained profits		6,947	5,930	4,546	17	53

Equity attributable to equity holders of Westpac Banking Corporation		12,262	10,451	10,172	17	21
Outside equity interests in controlled entities		22	17	16	29	38

Total equity		12,284	10,468	10,188	17	21

6.3    MOVEMENT IN RETAINED PROFITS

$m	Half Year March 03	Half Year Sept 02	Half Year March 02	% Mov't Sep 02- Mar 03	% Mov't Mar 02- Mar 03
Previously reported retained profits at the end of the previous reporting period	5,930	4,546	4,174	30	42
Change in accounting policy for providing for dividends	651	—	—	n/a	n/a

Retained profits at the beginning of the half-year	6,581	4,546	4,174	45	58
Net profit attributable to equity holders of Westpac Banking Corporation	1,051	1,174	1,018	(10)	3
Aggregate of amounts transferred (to)/from reserves	—	880	(2)	n/a	n/a

Total available for appropriation	7,632	6,600	5,190	(16)	(47)
Dividends provided for or paid	(651)	(647)	(619)	1	5
Distributions on other equity instruments	(34)	(23)	(25)	48	36

Retained profits at the end of the financial period	6,947	5,930	4,546	17	53

6.4    NOTES TO 2003 INTERIM FINANCIAL INFORMATION

Note 1.    Changes in Accounting Policies

        New Australian accounting standard AASB1044, Provisions, Contingent Liabilities and Contingent Assets, has been adopted from 1 October 2002. The initial application of AASB1044 required an adjustment to opening retained profits in relation to proposed dividends. This resulted in consolidated opening retained profits and consolidated total equity to increase by $651 million. This amount has subsequently been deducted from retained profits following the declaration of the final dividend for 2002. The new standard specifically requires that a provision for dividend can only be recognised if the dividend has been declared, determined or publicly recommended prior to the end of the financial year.

Note 2.    Cash Earnings

$m	Half Year March 03	Half Year Sept 02	Half Year March 02	% Mov't Sep 02- Mar 03	% Mov't Mar 02- Mar 03
Net profit attributable to equity holders of Westpac Banking Corporation	1,051	1,174	1,018	(10)	3
Goodwill amortisation	78	51	49	(53)	(59)
Embedded value uplift	—	46	(46)	n/a	n/a
Distributions on other equity instruments	(34)	(23)	(25)	(48)	(36)

Cash earnings	1,095	1,248	996	(12)	10

Note 3.    Interest Spread and Margin Analysis

%	Half Year March 03	Half Year Sept 02	Half Year March 02
Group
Interest spread on productive assets	2.40	2.33	2.62
Impact of impaired loans	(0.01)	(0.02)	(0.02)

Interest spread	2.39	2.31	2.60
Benefit of net non-interest bearing liabilities and equity	0.29	0.39	0.30

Interest margin	2.68	2.70	2.90

Australia
Interest spread on productive assets	2.28	2.21	2.66
Impact of impaired loans	(0.01)	(0.01)	(0.01)

Interest spread	2.27	2.20	2.65
Benefit of net non-interest bearing liabilities and equity	0.25	0.39	0.28

Interest margin	2.52	2.59	2.93

New Zealand
Interest spread on productive assets	3.04	3.19	2.93
Impact of impaired loans	(0.01)	(0.01)	(0.01)

Interest spread	3.03	3.18	2.92
Benefit of net non-interest bearing liabilities and equity	0.46	0.27	0.15

Interest margin	3.49	3.45	3.07

Other Overseas
Interest spread on productive assets	0.74	0.43	0.39
Impact of impaired loans	—	—	(0.02)

Interest spread	0.74	0.43	0.37
Benefit of net non-interest bearing liabilities and equity	0.15	0.21	0.29

Interest margin	0.89	0.64	0.66

        Interest spread on productive assets is determined on the basis of the interest spread formula after excluding non-accrual loans, excluding impaired loans and related interest.

        Interest spread is the difference between the average yield on all interest earning assets and the average rate paid on all interest bearing liabilities net of impaired loans. The benefit of net non-interest bearing liabilities and equity is determined by applying the average rate of interest paid on all interest bearing liabilities to the average level of net non-interest bearing funds as a percentage of average interest earning assets. The calculations for Australia and New Zealand take into account the interest expense/income of cross border, and intragroup borrowing/lending.

Note 4.    Average Balance Sheets and Interest Rates

	Half Year 31 March 03			Half Year 30 Sept 02			Half Year 31 March 02
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
	$m	$m	%	$m	$m	%	$m	$m	%
Assets
Interest earning assets
Due from other fin. insts.
Australia	2,933	77	5.3	2,748	59	4.3	2,244	34	3.0
New Zealand	1,228	29	4.7	1,807	30	3.3	1,629	27	3.3
Other Overseas	1,885	34	3.6	1,873	30	3.2	1,691	30	3.6
Invest & trading securities
Australia	8,134	203	5.0	9,074	224	4.9	9,232	211	4.6
New Zealand	890	31	7.0	954	30	6.3	850	28	6.6
Other Overseas	3,480	91	5.2	2,405	56	4.6	2,701	65	4.8
Regulatory deposits
New Zealand	1	—	—	—	—	—	—	—	—
Other Overseas	344	2	1.2	396	3	1.5	440	5	2.3
Loans & other receivables
Australia	113,809	3,422	6.0	109,798	3,317	6.0	103,758	3,363	6.5
New Zealand	28,324	1,031	7.3	24,264	899	7.4	23,050	808	7.0
Other Overseas	3,218	44	2.7	2,748	32	2.3	3,130	92	5.9
Impaired loans
Australia	243	4	3.3	327	2	1.2	351	3	1.7
New Zealand	71	1	2.8	87	2	4.6	103	2	3.9
Other Overseas	268	4	3.0	278	4	2.9	310	3	1.9
Intragroup receivable
Other Overseas	14,337	193	2.7	14,860	202	2.7	16,818	247	2.9

Interest earning assets & interest income	179,165	5,166	5.8	171,619	4,890	5.7	166,307	4,918	5.9
Intragroup elimination	(14,337)	(193)		(14,860)	(202)		(16,818)	(247)

Total interest earning assets and interest income	164,828	4,973	6.1	156,759	4,688	6.0	149,489	4,671	6.3

Non-interest earning assets
Cash, due from other fin. insts. and reg. deposits	2,438			1,916			2,524
Life insurance assets	10,130			7,673			7,639
Other assets(1)	21,495			16,690			16,057
Debt provisions
Australia	(1,240)			(1,327)			(1,413)
New Zealand	(76)			(76)			(82)
Other Overseas	(149)			(154)			(154)

Total non-interest earning assets	32,598			24,722			24,571
Acceptances
Australia	4,716			4,905			10,497
Other Overseas	—			—			12

Total assets	202,142			186,386			184,569

(1)
Includes fixed assets, goodwill, other financial markets assets, future income tax benefit and prepaid superannuation contributions.

	Half Year 31 March 03			Half Year 30 Sept 02			Half Year 31 March 02
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
	$m	$m	%	$m	$m	%	$m	$m	%
Liabilities and shareholders' equity
Interest bearing liabilities
Deposits
Australia	84,603	1,601	3.8	76,675	1,391	3.6	68,873	1,177	3.4
New Zealand	19,281	450	4.7	17,546	395	4.5	16,270	349	4.3
Other Overseas	10,135	129	2.6	10,005	117	2.3	9,921	171	3.5
Public borrowings by subs. borrowing corps.
Australia	—	—	—	1,059	28	5.3	4,851	124	5.1
New Zealand	1	—	—	2	—	—	4	—	—
Due to other fin.insts
Australia	1,950	25	2.6	1,653	24	2.9	1,923	32	3.3
New Zealand	296	6	4.1	118	4	6.8	206	4	3.9
Other Overseas	2,394	45	3.8	2,628	51	3.9	3,572	64	3.6
Loan capital
Australia	4,277	78	3.7	4,438	96	4.3	4,644	102	4.4
New Zealand	45	2	8.9	43	1	4.6	41	2	9.8
Other interest bearing liabs
Australia	18,600	333	3.6	17,660	366	4.1	17,434	356	4.1
New Zealand	484	8	3.3	141	3	4.2	141	5	7.1
Other Overseas	9,549	90	1.9	8,065	87	2.2	9,387	125	2.7
Intragroup payable
Australia	7,347	98	2.7	7,460	113	3.0	8,852	134	3.0
New Zealand	6,990	95	2.7	7,400	89	2.4	7,966	113	2.8

Interest bearing liabilities & interest expense	165,952	2,960	3.6	154,893	2,765	3.6	154,085	2,758	3.6
Intragroup elimination	(14,337)	(193)		(14,860)	(202)		(16,818)	(247)

Total interest bearing liabilities and interest expense	151,615	2,767	3.7	140,033	2,563	3.7	137,267	2,511	3.7

Non-interest bearing liabilities
Deposits and due to other financial institutions
Australia	3,974			4,001			3,563
New Zealand	1,090			930			964
Other Overseas	268			258			242
Life ins. policy liabilities	9,618			7,438			7,424
Other liabilities(1)	19,391			18,070			14,609

Total non-interest bearing liabilities	34,341			30,697			26,802
Acceptances
Australia	4,716			4,905			10,497
Other Overseas	—			—			12

Total liabilities	190,672			175,635			174,578

Shareholders' equity	10,618			10,269			9,511
TOPrS	465			465			465
FIRsTS	367			—			—
Outside equity interests	20			17			15

Total equity	11,470			10,751			9,991

Total liabilities and equity	202,142			186,386			184,569

(1)
Includes provisions for dividends, income tax and deferred tax, and other financial market liabilities.

Note 5.    Non-interest Income Analysis

$m	Half Year March 03	Half Year Sept 02	Half Year March 02	% Mov't Sep 02- Mar 03	% Mov't Mar 02- Mar 03
Fees and commissions
Lending fees	365	372	365	(2)	—
Transaction fees and commissions received	713	668	647	7	10
Other non-risk fee income	137	113	113	21	21
Fees and commissions paid	(344)	(278)	(282)	(24)	(22)
Service and management fees	5	5	2	—	150

	876	880	845	(0)	4

Trading income(1)
Foreign exchange	123	81	153	52	(20)
Trading securities	16	(6)	7	367	129
Other financial instruments	6	2	(14)	200	143

	145	77	146	88	(1)

Wealth management income

Life insurance and funds management operating income	357	19	292	large	22

Other income
General insurance commissions and premiums (net of claims paid)	38	38	33	—	15
Dividends received	15	14	13	7	15
Lease rentals	4	5	5	(20)	(20)
Cost of hedging overseas operations	(21)	(18)	(12)	(17)	(75)
Net profit on sale of fixed assets and investments	10	787	47	(99)	(79)
Write-down in investment securities	—	(149)	(50)	n/a	n/a
Other	5	(37)	43	114	88

	51	640	79	(92)	(35)

Non-interest income	1,429	1,616	1,362	(12)	5

(1)
Non-interest trading income is only a component of financial markets overall product income. A more complete picture of financial markets product contribution, which includes net interest income and non-interest income, is contained in section 3.2.

Note 6.    Expense Analysis

$m	Half Year March 03	Half Year Sept 02	Half Year March 02	% Mov't Sep 02- Mar 03	% Mov't Mar 02- Mar 03
Salaries and other staff expenses
Salaries and wages	712	625	625	(14)	(14)
Superannuation prepayment adjustment for IAS 19	—	221	—	n/a	n/a
Restructuring expenses	9	6	39	(50)	77
Other staff expenses	177	154	159	(15)	(11)

	898	1,006	823	11	(9)

Equipment and occupancy expenses
Operating lease rentals	117	116	129	(1)	9
Depreciation and amortisation:
Premises	2	2	2	—	—
Leasehold improvements	16	15	14	(7)	(14)
Furniture and equipment	27	27	27	—	—
Technology	37	34	32	(9)	(16)
Computer software	49	62	58	21	16
Electricity, water, rates and land tax	5	5	3	—	(67)
Other equipment and occupancy expenses	43	37	26	(16)	(65)

	296	298	291	1	(2)

Other expenses
Amortisation of deferred expenditure	10	(3)	30	(433)	67
Non-lending losses	31	45	32	31	3
Consultancy fees, computer software maintenance, IT outsourcing costs and other professional services	299	217	282	(38)	(6)
Stationery	39	40	46	3	15
Postage and freight	52	52	55	—	5
Telecommunications cost	130	164	73	21	(78)
Insurance	7	8	4	13	(75)
Advertising	43	30	39	(43)	(10)
Transaction taxes	3	(7)	11	(143)	73
Training	7	12	7	42	—
Travel	24	25	23	4	(4)
Outsourcing start up costs written off	—	136	—	n/a	n/a
Integration expenses	—	86	—	n/a	n/a
Other expenses	18	47	23	62	22

	663	852	625	22	(6)

Operating expenses	1,857	2,156	1,739	14	(7)

Goodwill amortisation	78	51	49	(53)	(59)

Total expenses	1,935	2,207	1,788	12	(8)

Expense/income ratio before amortisation of goodwill	51.1%	57.6%	49.4%	650bps	-170bps

Note 7.    Income Tax

$m	Half Year March 03	Half Year Sept 02	Half Year March 02	% Mov't Sep 02- Mar 03	% Mov't Mar 02- Mar 03
Profit from ordinary activities before income tax	1,486	1,344	1,463	11	2
Tax equivalent gross up	(98)	(72)	(67)	36	46

Profit from ordinary activities before income tax	1,388	1,272	1,396	9	(1)

Prima facie income tax at Australian company tax rate of 30%	416	381	419	9	(1)
Add/(deduct) tax effect of permanent differences
Rebateable and exempt dividends	(54)	(82)	(45)	(34)	20
Tax losses and timing differences now tax effected	(2)	31	38	(106)	(105)
Life insurance:
Tax adjustment on policyholders' earnings(1)	(13)	(43)	10	(70)	(230)
Adjustment for life business tax rates	(9)	(19)	(6)	(53)	50
Change in excess of net market value over net assets of life insurance subsidiaries	—	25	(7)	n/a	n/a
Gain on sale of controlled entities and businesses	—	(226)	—	n/a	n/a
Other non-assessable items	(30)	(10)	(37)	200	(19)
Other non-deductible items	24	21	23	14	4
Adjustment for overseas tax rates	8	23	(4)	(65)	(300)
Prior period adjustments	(6)	(8)	(16)	(25)	(63)
Other items	(1)	2	1	(150)	(200)

Total income tax expense attributable to profit from ordinary activities	333	95	376	251	(11)
Tax equivalent gross up	98	72	67	36	46

Total income tax expense (including gross up)	431	167	443	158	(3)

Effective tax rate (%) (including gross up)	29.0	12.4	30.3	134	(4)

Effective tax rate (%) (including gross up and excluding life company accounting)	30.5	15.2	30.5	101	—

        The tax charge for half year to September 2002 includes the impact of the sale of AGC which was not assessable. Excluding the impact of this item our effective tax rate was 29%.

(1)
In accordance with the requirements of Australian accounting standard AASB 1038, Life Insurance Business, our tax expense for the year includes a $19 million tax credit for income tax on policyholders' investment earnings ($61 million tax credit in second half 2002 and $14 million tax charge in the first half 2002), $6 million of which is in the prima facie tax expense and the balance of $13 million shown here.

Note 8.    Dividends

Cents per share	Half Year March 03		Half Year Sept 02		Half Year March 02
Ordinary dividend
Interim (fully franked)		38		—		34
Final (fully franked)		—		36		—

		38		36		34
Total dividend provided for or paid(1)	$	m	$	m	$	m
Ordinary dividends provided or paid		—		647		619

		—		647		619

Ordinary dividend payout ratio—reported net profit		65.6%		55.6%		60.5%
Ordinary dividend payout ratio—reported cash earnings		63.0%		52.3%		61.9%

Distributions on other equity instruments
TOPrS/FIRsTS distributions provided for or paid		34		23		25

Total distributions on other equity instruments		34		23		25

Note 9.    Earnings per Share

	Half Year March 03	Half Year Sept 02	Half Year March 02	% Mov't Sep 02- Mar 03	% Mov't Mar 02- Mar 03
Earnings (cents) per ordinary share(2)
Basic	56.0	63.5	54.8	(12)	2
Fully diluted(3)	55.9	63.4	54.5	(12)	3
Cash earnings (cents) per ordinary share	60.3	68.9	55.0	(12)	10
Weighted average number of fully paid ordinary shares (millions)	1,815	1,812	1,812	0	0

(1)
No dividends have been provided for in 2003 due to the adoption of new accounting standard AASB 1044, Provisions, Contingent liabilities and Contingent assets.

(2)
Total shares comprise Westpac ordinary shares issued and New Zealand Class shares.

(3)
Fully diluted earnings per share is calculated after adjusting for partly paid shares and options outstanding in accordance with the revised accounting standard AASB 1027 and comparatives, have been restated. The interim and final dividends for the New Zealand Class shares are fully imputed.

Note 10.    Loans

As at
$m	31 March 2003	30 Sept 2002	31 March 2002	% Mov't Sep 02-Mar 03	% Mov't Mar 02-Mar 03
Australia
Overdrafts	3,082	3,007	3,019	2	2
Credit card outstandings	4,281	4,131	5,690	4	(25)
Overnight and call money market loans	190	306	188	(38)	1
Own acceptances discounted	* 10,641	13,025	13,157	(18)	(19)
Term loans:
Housing	64,682	60,445	55,964	7	16
Non-housing	32,060	23,815	25,093	35	28
Finance leases	1,018	863	1,693	18	(40)
Investments in leveraged lease and equity lease	9	8	30	13	(70)
Margin Lending(1)	1,526	560	550	173	177
Other	1,725	1,642	2,677	5	(36)

Total—Australia	119,214	107,802	108,061	11	10
New Zealand
Overdrafts	990	875	789	13	25
Credit card outstandings	779	712	853	9	(9)
Overnight and call money market loans	986	854	665	15	48
Term loans:
Housing	13,658	12,219	11,312	12	21
Non-housing	8,590	7,330	6,527	17	32
Finance leases	—	—	26	n/a	n/a
Redeemable preference share finance	3,554	3,777	2,791	(6)	27
Other	826	749	821	10	1

Total—New Zealand	29,383	26,516	23,784	11	24
Other Overseas
Overdrafts	158	139	149	14	6
Term loans:
Housing	358	328	270	9	33
Non-housing	1,614	1,608	1,586	0	2
Finance leases	13	14	19	(7)	(32)
Other	685	897	1,070	(24)	(36)

Total—Other Overseas	2,828	2,986	3,094	(5)	(9)

Total gross loans	151,425	137,304	134,939	10	12
Provisions for bad and doubtful debts	(1,535)	(1,434)	(1,657)	7	(7)

Total net loans	149,890	135,870	133,282	10	12

Securitised loans	3,712	4,318	5,317	(14)	(30)

(1)
In February 2003, we terminated BTFM's securitisation arrangements which had funded its margin lending portfolio, and instead funded the margin lending loans on-balance sheet.

Note 11.    Deposits and Public Borrowings

As at
$m	31 March 2003	30 Sept 2002	31 March 2002	% Mov't Sep 02-Mar 03	% Mov't Mar 02-Mar 03
DEPOSITS
Australia
Non-interest bearing	3,754	3,611	3,676	4	2
Certificates of deposit	19,817	15,525	16,885	28	17
Other interest bearing:
At call	47,255	45,124	41,807	5	13
Term	19,658	17,701	15,209	11	29

Total deposits in Australia	90,484	81,961	77,577	10	17

New Zealand
Non-interest bearing	929	874	848	6	10
Certificates of deposit	2,959	2,908	2,464	2	20
Other interest bearing:
At call	7,893	7,039	5,737	12	38
Term	8,761	8,279	8,306	6	5

Total deposits in New Zealand	20,542	19,100	17,355	8	18

Other Overseas
Non-interest bearing	229	234	199	(2)	15
Certificates of deposit	4,321	2,515	3,964	72	9
Other interest bearing:
At call	528	487	530	8	(0)
Term	5,924	6,465	6,095	(8)	(3)

Total deposits Other Overseas	11,002	9,701	10,788	13	2

Total deposits	122,028	110,762	105,720	10	15

PUBLIC BORROWINGS BY SUBSIDIARY BORROWING CORPORATIONS
Australia
Secured	—	—	3,094	n/a	n/a
Unsecured	—	—	475	n/a	n/a

Total public borrowings in Australia	—	—	3,569	—	(100)

New Zealand
Secured	1	1	3	—	(67)

Total public borrowings in New Zealand	1	1	3	—	(67)

Total public borrowings by subsidiary borrowing corporations	1	1	3,572	—	(100)

Note 12.    Trading Derivatives

Trading Derivatives Outstandings

As at 31 March 2003
$bn	Notional amount(1)	Regulatory credit equivalent(2)	Positive mark-to-market (replacement cost)(3)	Negative mark-to-market(4)
Interest rate
Futures	34.7	—	—	—
Forwards	8.2	—	—	—
Swaps	243.9	5.6	4.5	4.3
Purchased options	18.9	0.1	—	—
Sold options	4.6	0.1	—	—
Foreign exchange
Forwards	249.6	7.4	5.0	5.8
Swaps	56.9	3.3	1.0	1.8
Purchased options	47.6	1.3	0.8	—
Sold options	43.1	—	—	0.8
Commodities	1.1	—	0.1	—
Equities	1.5	0.1	—	—

Trading derivatives	710.1	17.9	11.4	12.7

Hedging derivatives outstanding
Interest Rate
Futures	46.4	—
Forwards	16.3	—
Swaps	4.6	0.1
Total hedging derivatives outstanding	67.3	0.1

Total Gross derivatives	777.4	18.0	11.4	12.7

Less: netting benefit		(8.3)	(5.1)	(5.1)

Net derivatives		9.7	6.3	7.6

As at 30 September 2002	733.2	12.4	9.1	8.3
As at 31 March 2002	669.8	12.4	6.4	5.5

(1)
Notional amount refers to the face value or the amount upon which cash flows are calculated.

(2)
Regulatory credit equivalent using Australian Prudential Regulation Authority guidelines for capital adequacy requirements.

(3)
Positive mark-to-market or replacement cost is the cost of replacing all transactions in a gain position. This measure is the industry standard for the calculation of current credit risk.

(4)
Negative mark-to-market represents the cost to our counterparties of replacing all transactions in a loss position.

        The table incorporates closeout netting, which covers derivative contracts where legally enforceable netting agreements are in place.

Maturity Profile of Trading Derivatives Outstandings in Replacement Cost Terms

As at 31 March 2003		Over 3 months to 6 months
$bn	Less than 3 months		Over 6 months to 1 year	Over 1 year to 2 years	Over 2 years to 5 years	Over 5 years	Total
Interest rate
Swaps	0.1	0.1	0.2	0.6	1.5	2.0	4.5
Foreign exchange
Forwards	2.7	1.0	0.9	0.1	0.2	0.1	5.0
Swaps	0.1	—	0.1	0.2	0.3	0.3	1.0
Purchased options	0.2	0.2	0.2	0.1	0.1	—	0.8

Total derivatives	3.1	1.3	1.4	1.0	2.1	2.4	11.4

Daily Earnings at Risk

        We use earnings at risk as the primary method for measuring and monitoring market risk exposure against Board approved limits. The main types of market risk arising from our trading activities are interest rate and foreign exchange risks. Other market risks include commodity, equity, prepayment, specific issuer and capital markets underwriting risks. The table below depicts the aggregate financial markets (including capital markets underwriting) earnings at risk for the last three half years.

$m	High	Low	Average
Six months ended 31 March 2003	6.5	2.0	3.7
Six months ended 30 September 2002	10.0	3.1	5.1
Six months ended 31 March 2002	8.1	3.0	4.6
Six months ended 30 September 2001	8.7	2.0	3.5

Average Earnings at Risk by Risk Type

        The following table depicts the average earnings at risk by risk types for the last three half years.

$m	Average for Half Year 31 March 03	Average for Half Year 30 Sept 02	Average for Half Year 31 March 02
Interest rate risk	2.3	3.3	2.7
Foreign exchange risk	1.2	1.0	0.8
Volatility risk	0.6	0.5	0.6
Other market risk(1)	1.6	2.5	2.9
Diversification benefit	(2.0)	(2.2)	(2.4)

Net derivatives	3.7	5.1	4.6

(1)
Commodity, equity, prepayment, specific issuer, and capital markets underwriting.

Note 13.    Provisions for Bad and Doubtful Debts

$m	Half Year March 03	Half Year Sept 02	Half Year March 02	% Mov't Sep 02- Mar 03	% Mov't Mar 02- Mar 03
General provision
Balance at beginning of period	1,162	1,301	1,294	(11)	(10)
Charge to net profit	214	190	271	13	(21)
Transfer to (from) specific provisions	17	(70)	(102)	(124)	(117)
Recoveries of debts previously written off	47	35	49	34	(4)
Write-offs	(142)	(171)	(208)	(17)	(32)
Provisions of controlled entities/businesses acquired/(disposed)	—	(133)	—	n/a	n/a
Exchange rate and other adjustments	11	10	(3)	10	(467)

Balance at period end	1,309	1,162	1,301	13	1

Specific provisions
Balance at beginning of period	272	356	307	(24)	(11)
Transfer from/(to) general provision comprising:
New specific provisions	32	149	154	(79)	(79)
Specific provisions no longer required	(49)	(79)	(52)	(38)	(6)

	(17)	70	102	(124)	(117)
Write-offs(1)	(17)	(121)	(41)	(86)	(59)
Provisions of controlled entities/businesses acquired/(disposed)	—	(32)	—	n/a	n/a
Exchange rate and other adjustments	(12)	(1)	(12)	large	—

Balance at period end	226	272	356	(17)	(37)

Total provisions for bad and doubtful debts	1,535	1,434	1,657	7	(7)

(1)
Write-offs from specific provisions comprised:
Business and Consumer Banking	(10)	(19)	(24)	(47)	(58)
Westpac Institutional Bank	(5)	(96)	(7)	(95)	(29)
New Zealand Banking and Pacific Banking	(2)	(6)	(10)	(67)	(80)

	(17)	(121)	(41)	(86)	(59)

Note 14.    Impaired Assets

As at
	31 March 2003			30 Sept 2002			31 March 2002
$m	Gross	Specific Prov'n	Net	Gross	Specific Prov'n	Net	Gross	Specific Prov'n	Net
Non-accrual assets
Australia	236	(78)	158	300	(105)	195	452	(184)	268
New Zealand	62	(11)	51	79	(13)	66	89	(22)	67
Other Overseas	224	(135)	89	269	(148)	121	307	(149)	158

Total	522	(224)	298	648	(266)	382	848	(355)	493

Restructured assets
Australia	3	(1)	2	3	(1)	2	4	(1)	3
New Zealand	—	—	—	—	—	—	1	—	1
Other Overseas	12	(1)	11	28	(5)	23	8	—	8

Total	15	(2)	13	31	(6)	25	13	(1)	12

Total impaired assets	537	(226)	311	679	(272)	407	861	(356)	505

Note 15.    Movement in Gross Impaired Assets

$m	31 March 2003	30 Sept 2002	31 March 2002	% Mov't Sep 02- Mar 03	% Mov't Mar 02- Mar 03
Balance at beginning of period	679	861	902	(21)	(25)
New and increased	98	191	237	(49)	(59)
Written off	(17)	(121)	(41)	(86)	(59)
Returned to performing or repaid	(200)	(250)	(229)	(20)	(13)
Exchange rate and other adjustments	(23)	(2)	(8)	large	188

Balance at period end	537	679	861	(21)	(38)

Note 16.    Items Past 90 Days But Well Secured

As at
$m	31 March 2003	30 Sept 2002	31 March 2002
Australia
Housing products	61	48	60
Other products	75	68	77

Total Australia	136	116	137

New Zealand
Housing products	33	36	51
Other products	163	177	199
Other Overseas	7	6	9

Total Overseas	203	219	259

Total	339	335	396

Note 17.    Income on Non-Accrual and Restructured Assets

$m	Half Year March 03	Half Year Sept 02	Half Year March 02
Interest received on non-accrual and restructured assets	9	8	8
Estimated interest forgone on non-accrual and restructured assets	16	23	24
Interest yield on average non-accrual and restructured assets (annualised)	3.1%	2.3%	2.1%

Note 18.    Impaired Assets and Provisioning Ratios

As at %	31 March 2003	30 Sept 2002	31 March 2002
Total impaired assets to gross loans and acceptances	0.3	0.5	0.6
Net impaired assets to equity and general provisions	2.3	3.5	4.4
Specific provisions to total impaired assets	42.1	40.0	41.3
General provisions to non housing loans and acceptances	1.7	1.7	1.8
Total provisions to gross loans and acceptances	1.0	1.0	1.2
Total impaired assets to equity and total provisions	3.9	5.7	7.3

Note 19.    Delinquencies (90 Days Past Due Loans)

	31 March 2003	30 Sept 2002	31 March 2002	Mov't Sep 02- Mar 03	Mov't Mar 02- Mar 03
Mortgages	0.16%	0.15%	0.21%	1bps	-5bps
Other Personal Lending	1.10%	1.07%	1.02%	3bps	8bps

Total Personal Lending	0.24%	0.22%	0.28%	2bps	-4bps
Australian Business Banking Portfolio	0.56%	0.63%	0.97%	-7bps	-41bps

Note 20.    Charge For Bad And Doubtful Debts

$m	Half Year March 03	Half Year Sept 02	Half Year March 02	% Mov't Sep 02- Mar 03	% Mov't Mar 02- Mar 03
GENERAL PROVISION:
Recoveries of debts previously written off
Business and Consumer Banking	(29)	(29)	(41)	—	(29)
Westpac Institutional Bank	(1)	—	(3)	n/a	(67)
New Zealand Banking and Pacific Banking	(17)	(6)	(5)	183	240

	(47)	(35)	(49)	34	(4)
Write-offs
Business and Consumer Banking	116	144	184	(19)	(37)
Westpac Institutional Bank	4	1	2	300	100
New Zealand Banking and Pacific Banking	22	26	22	(15)	—

	142	171	208	(17)	(32)
Dynamic provisioning charge	136	(16)	10	large	large
Transfer to specific provisions	(17)	70	102	(124)	(117)

Charge for bad and doubtful debts	214	190	271	13	(21)

SPECIFIC PROVISIONS:
New provisions
Business and Consumer Banking	15	35	25	(57)	(40)
Westpac Institutional Bank	11	108	122	(90)	(91)
New Zealand Banking and Pacific Banking	6	6	7	—	(14)

	32	149	154	(79)	(79)
No longer required
Business and Consumer Banking	(9)	(19)	(17)	(53)	(47)
Westpac Institutional Bank	(30)	(52)	(28)	(42)	7
New Zealand Banking and Pacific Banking	(10)	(8)	(7)	25	43

	(49)	(79)	(52)	(38)	(6)

Transfer from general provisions	(17)	70	102	(124)	(117)

Bad and doubtful debts charge to average loans and acceptances annualised (basis points)	29	26	39	12	(26)

Note 21.    Capital Adequacy

	31 March 2003	30 Sept 2002	31 March 2002
As at
$m
Tier 1 capital
Total equity	12,284	10,468	10,188
Dividends provided for capital adequacy purposes	(691)	—	—
Premises revaluation reserve	—	—	(1)
Goodwill (excluding funds management entities)	(1,406)	(1,424)	(1,449)
Net future income tax benefit	(216)	(159)	—
Estimated reinvestment under dividend reinvestment plan1	179	166	123
Retained earnings, reserves and goodwill in life and general insurance, funds management and securitisation entities	(1,358)	(683)	(397)
Equity in captive lenders mortgage insurance entities	(38)	(31)	(25)
Total Tier 1 capital	8,754	8,337	8,439
Tier 2 capital
Premises revaluation reserve	—	—	1
Subordinated undated capital notes	646	717	734
General provision for doubtful debts	1,309	1,162	1,301
Future income tax benefit related to general provision	(393)	(348)	(381)
Eligible subordinated bonds, notes and debentures	4,062	3,260	3,299

Total Tier 2 capital	5,624	4,791	4,954

Tier 1 and Tier 2 capital	14,378	13,128	13,393
Deductions:
Investments and capital in life insurance, funds management and securitisation activities	(965)	(1,017)	(769)
Net qualifying capital	13,413	12,111	12,624

Risk adjusted assets	137,828	128,651	124,056

Tier 1 capital ratio	6.4%	6.5%	6.8%
Tier 2 capital ratio	4.0%	3.7%	4.0%
Deductions	(0.7)%	(0.8)%	(0.6)%

Net capital ratio	9.7%	9.4%	10.2%

Tangible ordinary equity to risk adjusted assets	5.6%	6.4%	6.7%

(1)
This amount is derived from reinvestment experience of our dividend reinvestment plan. Comparatives have been restated for actual experience.

Note 22.    Reconciliation to US GAAP

        Our operating profit adjusted to comply with United States of America Generally Accepted Accounting Principles (US GAAP) is:

	Half Year March 03	Half Year March 02	Half Year March 03	Half Year March 02
$m	US$(1)	US$(1)	A$	A$
Net profit as reported	635	543	1,051	1,018
Premises and sites	19	(2)	31	(4)
Amortisation of goodwill	47	1	78	1
Superannuation (pension) expense adjustment	17	18	28	34
Related income tax expense	(5)	(5)	(8)	(10)
Life insurance adjustment	(3)	(47)	(5)	(89)
Related income tax credit	1	11	1	21
Write down of available for sale securities	(22)	27	(37)	50
Employee share option compensation(2)	(14)	(2)	(23)	(3)
Distributions on other equity instruments	(13)	(13)	(22)	(25)
Distributions on other debt instruments	(7)	—	(12)	—
Amortisation of issue costs on other debt instruments	(1)	—	(1)	—
Other non-financial assets	2	(10)	3	(19)
Related income tax (expense)/credit	1	(4)	2	(7)
Software capitalisation adjustment	2	(4)	3	(8)
Related income tax (expense)/credit	(1)	1	(1)	3
Derivative instruments (under SFAS 133)	(83)	(44)	(138)	(82)
Related income tax credit	19	14	31	25
Restructuring costs	(44)	—	(73)	—
Related income tax credit	13	—	22	—

Adjusted US GAAP net profit	563	484	929	905

Other comprehensive income
Foreign currency translation reserve	(42)	(27)	(70)	(51)
Unrealised net gain/(loss) on available for sale securities	29	(24)	47	(46)
Reclassification adjustment for (gains)/losses on investment securities now included in net income	21	—	34	—

Total other comprehensive income	8	(51)	11	(97)

Total comprehensive income according to US GAAP	571	433	940	808

(1)
Australian dollar amounts have been translated into United States dollars solely for the convenience of the reader at the rate of A$1.00 = 0.6045, the noon buying rate for cable transfers on 31 March 2003, as published by the Federal Reserve Bank of New York.

(2)
Under US GAAP Westpac adopted the fair value method of accounting under United States accounting standard SFAS No. 123, Accounting for Stock-Based Compensation, in the second half of the year ended 30 September 2002.

7.     OTHER INFORMATION

7.1    CREDIT RATINGS(1)

Rating agency	Long term	Short term
Fitch Ratings	AA-	F1+
Moody's Investor Services	Aa3	P-1
Standard & Poor's	AA-	A-1+

7.2    EXCHANGE RATES

	Six months to/as at Currency
	Average	Spot	Average	Spot	Average	Spot
USD	0.5749	0.6040	0.5495	0.5438	0.5150	0.5313
GBP	0.3622	0.3828	0.3654	0.3476	0.3588	0.3725
NZD	1.1036	1.0908	1.1748	1.1587	1.2256	1.2097

7.3    DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        This half year report contains statements that constitute 'forward-looking statements' within the meaning of section 21E of the U.S. Securities Exchange Act of 1934. The U.S. Private Securities Litigation Reform Act of 1995 provides a 'safe harbour' for forward-looking information to encourage companies to provide prospective information about themselves without fear of litigation so long as the information is identified as forward-looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information.

        Forward-looking statements appear in a number of places in this report and include statements regarding our intent, belief or current expectations with respect to our results of operations and financial condition, including, without limitation, future loan loss provisions and financial support to certain borrowers. We use words such as 'may', 'expect', 'intend', 'plan', 'estimate', 'anticipate', 'believe', 'probability', 'risk', or other similar words to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of the risks or uncertainties materialise, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this annual report as anticipated, believed, estimated, expected or intended. We do not intend to update these forward-looking statements.

        By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that the predictions, forecasts, projections and other forward-looking statements will not be achieved. We caution readers that a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements made by us or on our behalf. These factors include:

  •
  inflation, interest rate, exchange rate, market and monetary fluctuations;

  •
  the effect of, and changes in, laws, regulations, taxation or accounting standards or practices and government policy;

  •
  changes in consumer spending, saving and borrowing habits in Australia and in other countries in which we conduct our operations;

(1)
As at March 2003. Unchanged during the reporting period.

  •
  the effects of competition in the geographic and business areas in which we conduct operations;

  •
  the ability to increase market share and control expenses;

  •
  the timely development of and acceptance of new products and services and the perceived overall value of these products and services by users;

  •
  technological changes;

  •
  demographic changes and changes in political, social and economic conditions in any of the major markets in which we operate; and

  •
  various other factors beyond our control.

        The above list is not exhaustive. Our forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ from those in the forward-looking statements as a result of various factors. When relying on forward-looking statements to make decisions with respect to our company, investors and others should carefully consider the foregoing factors and other uncertainties and events.

        We are under no obligation, and disclaim any obligation, to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise after the date of this report.

7.4   SHAREHOLDER CALENDAR

        Westpac shares are listed on the Stock Exchanges in Australia, New Zealand, New York and Tokyo.

        Important dates for shareholders to note over the following months are:

Ex-dividend date	5 June 2003
Record date for final dividend (Sydney)	12 June 2003	5.00pm (Sydney time)
Record date for final dividend (New York)(1)	11 June 2003	5.00pm (New York time)
Record date for final dividend (Tokyo)(2)	12 June 2003	3.00pm (Tokyo time)(3)
Record date for final dividend (New Zealand)(4)(5)	13 June 2003	5.00pm (New Zealand time)
Dividend payment date	4 July 2003

(1)
Dividends will be converted to local currency at the rate ruling on the date of payment of dividend.

(2)
Dividends will be converted to local currency at the rate ruling on date of receipt of the funds by the paying and share handling agent.

(3)
For shares registered in the books of Tokyo Stock Exchange Members' securities companies.

(4)
Dividends payable to holders of ordinary shares on the New Zealand register will be converted to local currency at the ruling buying rate for telegraphic transfers at 11.00am on 4 July 2003.

(5)
New Zealand date applies to New Zealand class shareholders only. New Zealand residents holding Westpac ordinary shares should note Australia dates.

Share Registries:

Australia Computershare Investor Services Pty Ltd Level 3, 60 Carrington Street Sydney NSW 2000	New Zealand Computershare Investor Services Ltd Level 2, 159 Hurtsmere Road Takapuna North Shore City Auckland
New York JP Morgan Chase Bank One Chase Manhattan Plaza 40th Floor New York NY 10081 USA	Tokyo The Mitsubishi Trust & Banking Corporation 1-7-7, Nishi-Ikebukuro Toshima-Ku Tokyo 171 Japan

For further information contact:

Media:

David Lording, Head of Media Relations, +61 (0)2 9226 3510

Analysts and Investors:

Andrew Bowden, Head of Investor Relations, +61 (0)2 9226 4008

Richard Willcock
Group Secretary and General Counsel

8 May 2003

8.     RECONCILIATION OF REPORTED RESULTS

8.1    HALF YEAR RECONCILIATION

	31 March 2003
6 months to:	Reported results	Individually significant items	Underlying Business	BTFM and RAAM(2)	Hastings	Ongoing business
$m
Interest income (incl. gross up)	4,973	—	4,973	15	—	4,958
Interest expense	(2,767)	—	(2,767)	(1)	—	(2,766)
Net interest income (incl. gross up)	2,206	—	2,206	14	—	2,192
Total non-interest income(1)	1,429	—	1,429	123	7	1,299

Net operating income (incl. gross up)	3,635	—	3,635	137	7	3,491

Operating expenses
Salaries and other staff expenses	(898)	—	(898)	(57)	(3)	(838)
Equipment and occupancy expenses	(296)	—	(296)	(17)	—	(279)
Other expenses	(663)	—	(663)	(41)	(1)	(621)

Operating expenses (excl goodwill)	(1,857)	—	(1,857)	(115)	(4)	(1,738)

Amortisation of goodwill	(78)	—	(78)	(26)	(1)	(51)

Operating profit before bad debts	1,700	—	1,700	(4)	2	1,702
Bad and doubtful debts	(214)	—	(214)	—	—	(214)

Profit from ordinary activities before income tax (incl. gross up)	1,486	—	1,486	(4)	2	1,488
Tax equivalent gross up	(98)	—	(98)	—	—	(98)
Profit before income tax	1,388	—	1,388	(4)	2	1,390
Income tax expense(1)	(333)	—	(333)	(4)	(1)	(328)
Net profit attributable to outside equity interests	(4)	—	(4)	—	—	(4)

Net profit attributable to equity holders	1,051	—	1,051	(8)	1	1,058

Goodwill amortisation	78	—	78	26	1	51
Distributions on other equity instruments	(34)	—	(34)	—	—	(34)

Cash earnings	1,095	—	1,095	18	2	1,075

Cash earnings(cents) per ordinary share	60.3		60.3			59.2

(1)
Non-interest income includes a $19 million debit, and income tax expense a $19 million credit associated with the requirements of Australian accounting standard, AASB 1038, Life Insurance Business.

(2)
This is a legal entity view of BTFM and RAAMs' contribution, and does not incorporate funding costs associated with the acquisitions. It represents five months contribution from BTFM and six months contribution from RAAM.

	30 September 2002
6 months to:	Reported results	Individually significant items	Embedded Value Uplift	Underlying Business	AGC3	RAAM2	Ongoing business
$m
Interest income (incl. gross up)	4,688	—	—	4,688	178	—	4,510
Interest expense	(2,563)	—	—	(2,563)	(105)	—	(2,458)
Net interest income (incl. gross up)	2,125	—	—	2,125	73	—	2,052
Total non-interest income(1)	1,616	460	(60)	1,216	12	28	1,176

Net operating income (incl. gross up)	3,741	460	(60)	3,341	85	29	3,227

Operating expenses
Salaries and other staff expenses	(1,006)	(221)	—	(785)	(10)	(12)	(763)
Equipment and occupancy expenses	(298)	—	—	(298)	(5)	(2)	(291)
Other expenses	(852)	(222)	—	(630)	(10)	(11)	(609)

Operating expenses (excl. goodwill)	(2,156)	(443)	—	(1,713)	(25)	(25)	(1,663)

Amortisation of goodwill	(51)	—	—	(51)	—	—	(51)

Operating profit before bad debts	1,534	17	(60)	1,577	60	3	1,514
Bad and doubtful debts	(190)	—	—	(190)	(31)	—	(159)

Profit from ordinary activities before income tax (incl. gross up)	1,344	17	(60)	1,387	29	3	1,355
Tax equivalent gross up	(72)	—	—	(72)	—	—	(72)
Profit before income tax	1,272	17	(60)	1,315	29	3	1,283
Income tax expense(1)	(95)	164	14	(273)	(16)	(1)	(256)
Net profit attributable to outside equity interests	(3)	—	—	(3)	—	—	(3)

Net profit attributable to equity holders	1,174	181	(46)	1,039	13	2	1,024

Goodwill amortisation	51	—	—	51	—	—	51
Embedded value uplift	46	—	46	—	—	—	—
Distributions on other equity instruments	(23)	—	—	(23)	—	—	(23)

Cash earnings	1,248	181	—	1,067	13	2	1,052

Cash earnings(cents) per ordinary share	68.9			58.9			58.2

(1)
Non-interest income includes a $61 million debit, and income tax expense a $61 million credit associated with the requirements of Australian accounting standard, AASB 1038, Life Insurance Business.

(2)
This is a legal entity view of RAAMs' contribution and does not incorporate funding costs associated with the acquisition. This represents four months contribution.

(3)
Represents two months contribution.

	31 March 2002
6 months to:	Reported results	Embedded Value Uplift	Underlying Business	AGC(2)	Ongoing business
$m
Interest income (incl. gross up)	4,671	—	4,671	535	4,136
Interest expense	(2,511)	—	(2,511)	(292)	(2,219)
Net interest income (incl. gross up)	2,160	—	2,160	243	1,917
Total non-interest income(1)	1,362	60	1,302	37	1,265

Net operating income (incl. gross up)	3,522	60	3,462	280	3,182

Operating expenses
Salaries and other staff expenses	(823)	—	(823)	(29)	(794)
Equipment and occupancy expenses	(291)	—	(291)	(13)	(278)
Other expenses	(625)	—	(625)	(27)	(598)

Operating expenses (excl. goodwill)	(1,739)	—	(1,739)	(69)	(1,670)

Amortisation of goodwill	(49)	—	(49)	—	(49)

Operating profit before bad debts	1,734	60	1,674	211	1,463
Bad and doubtful debts	(271)	—	(271)	(70)	(201)

Profit from ordinary activities before income tax (incl. gross up)	1,463	60	1,403	141	1,262
Tax equivalent gross up	(67)	—	(67)	—	(67)
Profit before income tax	1,396	60	1,336	141	1,195
Income tax expense(1)	(376)	(14)	(362)	(48)	(314)
Net profit attributable to outside equity interests	(2)	—	(2)	—	(2)

Net profit attributable to equity holders	1,018	46	972	93	879

Goodwill amortisation	49	—	49	—	49
Embedded value uplift	(46)	(46)	—	—	—
Distributions on other equity instruments	(25)	—	(25)	—	(25)

Cash earnings	996	—	996	93	903

Cash earnings(cents) per ordinary share	55.0		55.0		49.8

(1)
Non-interest income includes a $14 million credit and income tax expense a $14 million debit associated with the requirements of Australian accounting standard, AASB 1038, Life Insurance Business.

(2)
Represents six months contribution.

8.2    RECONCILIATION OF INDIVIDUALLY SIGNIFICANT ITEMS

Reconciliation between our reported earnings and our underlying earnings is provided below

$m	Half Year March 03	Half Year Sept 02	Half Year March 02
Net profit attributable to equity holders	1,051	1,174	1,018
Goodwill amortisation	78	51	49
Adjustment for embedded value uplift	—	46	(46)
Distributions on our hybrid securities	(34)	(23)	(25)

Reported cash earnings	1,095	1,248	996

Less individually significant items:
Profit on sale of AGC(1)	—	754	—
Integration expenses(2)	—	(60)	—
Wealth accounting treatment(3)	—	(109)	—
Outsourcing start up costs(4)	—	(95)	—
Superannuation(5)	—	(160)	—
Securities write-down(6)	—	(149)	—

Underlying cash earnings	1,095	1,067	996

(1)
After tax profit of $754 million was realised on the sale of AGC to GE Capital on 31 May 2002.

(2)
Charge of $60 million (after tax) relating to the cost associated with the integration of our existing wealth management business into our previously acquired operations.

(3)
Standardisation of the accounting treatment for the existing and acquired wealth management businesses to an accrual accounting basis. A charge of $109 million (post tax) was recognised as a result of this policy change.

(4)
$95 million (post tax) of previously capitalised start up costs associated with outsourcing agreements.

(5)
Adoption of the principles of the International accounting standard IAS 19, Superannuation, resulted in an additional after tax charge of $160 million in the previous period's results. Comparatives have not been restated as it is not practical to do so.

(6)
Due to change in investment strategy on a portfolio of high yield investments. These securities had previously been intended to be held to maturity. The intention was subsequently changed to have the portfolio available for sale. As a result an after tax charge of $149 million was recognised.

8.3    HALF YEAR BALANCE SHEET ANALYSIS

			31 March 2002
$m	31 March 2003 Reported	30 Sept 2002 Reported	Reported	AGC(1)	Ongoing Business	% Mov't Sep 02- Mar 03	% Mov't Mar 02- Mar 03
Assets
Cash and balances with central banks	1,924	1,669	2,127	—	2,127	15	(10)
Due from other financial institutions	5,010	5,242	5,937	—	5,937	(4)	(16)
Trading securities	7,617	10,643	10,014	—	10,014	(28)	(24)
Investment securities	4,265	3,313	2,751	—	2,751	29	55
Loans	149,890	135,870	133,282	9,780	123,502	10	21
Acceptances of customers	3,883	4,788	4,793	—	4,793	(19)	(19)
Life insurance assets	9,936	7,566	7,843	—	7,843	31	27
Regulatory deposits with central banks overseas	355	455	452	—	452	(22)	(21)
Goodwill	2,599	1,754	1,449	—	1,449	48	79
Fixed assets	866	815	931	32	899	6	(4)
Deferred tax assets	729	587	446	52	394	24	85
Other assets	19,356	18,335	16,167	145	16,022	6	21

Total assets	206,430	191,037	186,192	10,009	176,183	8	17

Liabilities
Due to other financial institutions	3,646	4,731	6,867	—	6,867	(23)	(47)
Deposits and public borrowings	122,029	110,763	109,292	9,841	99,451	10	23
Debt issues	29,764	27,575	24,856	—	24,856	8	20
Acceptances	3,883	4,788	4,793	—	4,793	(19)	(19)
Tax liabilities	289	617	658	42	616	(53)	(53)
Life insurance policy liabilities	9,348	7,163	7,538	—	7,538	31	24
Provisions	447	1,093	1,002	46	956	(59)	(53)
Other liabilities	20,012	19,327	16,418	80	16,338	4	22

Total liabilities excluding loan capital	189,418	176,057	171,424	10,009	161,415	8	17

Loan capital
Subordinated bonds, notes and debentures	4,082	3,795	3,846	—	3,846	8	6
Subordinated perpetual notes	646	717	734	—	734	(10)	(12)

Total loan capital	4,728	4,512	4,580	—	4,580	5	3

Total liabilities	194,146	180,569	176,004	10,009	165,995	8	17

Net assets	12,284	10,468	10,188	—	10,188	17	21

Equity
Ordinary shares	3,708	3,503	1,764	—	1,764	6	110
NZ Class shares	471	471	482	—	482	—	(2)
TOPrS(sm)	465	465	465	—	465	—	—
FIRsTS	655	—	—	—	—	n/a	n/a
Reserves	16	82	2,915	—	2,915	(80)	(99)
Retained profits	6,947	5,930	4,546	—	4,546	17	53

Equity attributable to equity holders of Westpac Banking Corporation	12,262	10,451	10,172	—	10,172	17	21
Outside equity interests in controlled entities	22	17	16	—	16	29	38

Total equity	12,284	10,468	10,188	—	10,188	17	21

(1)
Represents a management accounting view of AGC's contribution to Westpac Banking Corporation.

8.4    DETAILED TAX RECONCILIATION

	Half Year March 03	Half Year September 02						Half Year March 02
			Individually significant items
$m	Reported result	Reported result	AGC sale	Other items	Underlying business	AGC	Ongoing business	Reported result	Individually significant items	Underlying business	AGC	Ongoing Business
Profit from ordinary activities before income tax	1,486	1,344	(754)	737	1,361	(29)	1,390	1,463	—	1,463	(141)	1,604
Tax equivalent gross up	(98)	(72)	—	—	(72)	—	(72)	(67)	—	(67)	—	(67)

Profit from ordinary activities before income tax	1,388	1,272	(754)	737	1,289	(29)	1,318	1,396	—	1,396	(141)	1,537

Prima facie income tax (30%)	416	381	(226)	221	386	(9)	395	419	—	419	(42)	461
Add/(deduct) tax effect of permanent differences												—
Rebateable and exempt dividends	(54)	(82)	—	—	(82)	—	(82)	(45)	—	(45)	—	(45)
Tax losses and timing differences now tax effected	(2)	31	—	(45)	76	—	76	38	—	38	—	38
Life insurance:										—		—
Tax adjustment on policyholders' earnings(1)	(13)	(43)	—	—	(43)	—	(43)	10	—	10	—	10
Adjustment for life business tax rates	(9)	(19)	—	—	(19)	—	(19)	(6)	—	(6)	—	(6)
Change in excess of net market value over net assets of life insurance subsidiaries	—	25	—	(9)	34	—	34	(7)	—	(7)	—	(7)
Gain on sale of controlled entities and businesses	—	—	—	—	(452)	—	(452)	—	—	—	—	—
Other non-assessable items	(30)	(10)	—	—	(10)	—	(10)	(37)	—	(37)	—	(37)
Other non-deductible items	24	21	—	—	21	—	21	23	—	23	—	23
Adjustment for overseas tax rates	8	23	—	—	23	1	22	(4)	—	(4)	(2)	(2)
Prior period adjustments	(6)	(8)	—	—	(8)	—	(8)	(16)	—	(16)	1	(17)
Permanent differences due to sale of AGC	—	(226)	226	—	—	—	—	—	—	—	—	—
Other items	(1)	2	—	(3)	5	(8)	13	1	—	1	(5)	6

Total income tax expense attributable to profit from ordinary activities	333	95	—	164	(69)	(16)	(53)	376	—	376	(48)	424
Tax equivalent gross up	98	72	—	—	72	—	72	67	—	67	—	67

Total income tax expense (including gross up)	431	167	—	164	3	(16)	19	443	—	443	(48)	491

Effective tax rate (%) (including gross up)	29.0	12.4		22.3	0.2	55.2	1.4	30.3		30.3	34.0	30.6

Effective tax rate (%) (including gross up and excluding life company)	30.5	15.2		23.5	2.3	55.2	3.4	30.5		30.5	34.0	30.8

9.     ECONOMIC PROFIT

        Economic profit is defined as cash earnings less a capital charge calculated at 12% of ordinary equity plus the estimated value of franking credits paid to shareholders

        Economic profit is used as a key measure of our financial performance because it focuses on shareholder value by requiring a return in excess of a risk adjusted cost of capital.

Reconciliation of net profit attributable to equity holders to economic profit for the period ending 31 March 2003

		Business and Consumer Banking
$m	Group(1)	Consumer Distribution	Business Distribution	Consumer Products	Business Products	Westpac Institional Bank	New Zealand	BT Financial Group
Net profit attributable to equity holders	1,051	139	180	176	55	202	143	58
Goodwill amortised	78	8	11	9	1	1	18	28
Distributions on other hybrid securities	(34)	—	—	—	—	—	—	—

Cash earnings	1,095	147	191	185	56	203	161	86
Franking benefit	209	44	57	57	18	35	7	18

Adjusted cash earnings	1,304	191	248	242	74	238	168	104

Average adjusted equity	10,838	940	1,998	1,681	487	1,878	1,475	1,652
Equity charge (12%)	645	56	119	101	30	113	88	96

Economic profit	659	135	129	141	44	125	80	8

Reconciliation of economic profit to net profit attributable to equity holders for period ending 30 September 2002

		Business and Consumer Banking
$m	Group(1)	Consumer Distribution	Business Distribution	Consumer Products	Business Products	Westpac Institional Bank	New Zealand	BT Financial Group
Net profit attributable to equity holders	1,174	145	149	191	53	150	148	48
Goodwill amortised	50	8	11	9	1	—	19	2
Distributions on other hybrid securities	(23)	—	—	—	—	—	—	—
Adjustment for embedded value uplift	46	—	—	—	—	—	—	—

Cash earnings	1,247	153	160	200	54	150	167	50
Franking benefit	196	44	43	53	17	25	7	8

Adjusted cash earnings	1,443	197	203	253	71	175	174	58

Average adjusted equity	10,986	903	1,665	1,323	441	1,671	1,429	678
Equity charge (12%)	661	54	100	80	27	101	87	41

Economic profit	782	143	103	174	44	75	87	18

(1)
Group economic profit calculated on a reported earnings basis.

Reconciliation of economic profit to net profit attributable to equity holders for period ending 31 March 2002

		Business and Consumer Banking
$m	Group(1)	Consumer Distribution	Business Distribution	Consumer Products	Business Products	Westpac Institional Bank	New Zealand	BT Financial Group
Net profit attributable to equity holders	1,018	136	132	160	54	124	92	76
Goodwill amortised	49	8	11	9	1	—	18	2
Distributions on other hybrid securities	(25)	—	—	—	—	—	—	—
Adjustment for embedded value uplift	(46)	—	—	—	—	—	—	—

Cash earnings	996	144	143	169	55	124	110	78
Franking benefit	186	42	42	43	18	33	6	10

Adjusted cash earnings	1,182	186	185	212	73	157	116	88

Average adjusted equity	9,782	914	1,622	1,245	432	1,814	1,434	515
Equity charge (12%)	584	55	97	75	26	109	86	31

Economic profit	598	131	88	138	47	49	31	57

(1)
Group economic profit calculated on a reported earnings basis.

10.   GLOSSARY

EARNINGS
Reported results	Net profit attributable to equity holders
Cash earnings	Net profit attributable to equity holders plus amortisation of goodwill minus dividends paid on hybrid equity minus embedded value uplift.
Underlying earnings	Cash earnings minus individually significant items and embedded value uplift.
Ongoing business earnings	Underlying earnings minus contributions from AGC (Australia and New Zealand), RAAM, BTFM, and Hastings.
SHAREHOLDER VALUE
Earnings per ordinary share (cents)	Net profit attributable to equity holders minus FIRsTS/TOPrS dividend divided by the weighted average number of fully paid ordinary shares.
Weighted average ordinary shares	Weighted average number of fully paid ordinary shares listed on the ASX as at 31 March 2003 and NZ Class shares.
Cash earnings per ordinary share (cents) underlying basis	Underlying cash earnings divided by the weighted average number of fully paid ordinary shares.
Fully franked dividends per ordinary share (cents)	Dividend paid out of income which carries a credit for Australian company income tax paid by the company.
Dividend payout ratio (%)	Total fully franked ordinary dividend plus the equivalent dividend paid on the NZ Class shares divided by reported cash earnings.
Dividend payout ratio underlying basis (%)	Total fully franked ordinary dividend plus the equivalent dividend paid on the NZ Class shares divided by underlying cash earnings.
Return on equity	Net profit attributable to equity holders minus FIRsTS/TOPrS dividend divided by the average equity excluding outside equity interests and average FIRsTS/TOPrS.
Cash return on equity	Cash earnings divided by the average equity excluding outside equity interests and average FIRsTS/TOPrS.
Economic profit ($m)	Cash earnings plus a portion (70%) of the face value of franking credits paid to shareholders, less an equity charge calculated using a 12% cost of equity.
Economic profit underlying basis ($m)	Economic profit measured on an underlying basis (reported earnings less individually significantly items).

PRODUCTIVITY AND EFFICIENCY
Operating expenses	Total expenses less the amortisation of goodwill.
Expense to income ratio (%)	Operating expenses divided by net operating income.
Expense to income ratio underlying basis (%)	Underlying operating expenses divided by underlying operating income.
Full time equivalent staff (FTE)	A calculation based on the number of hours worked by full and part time employees as part of their normal duties. For example, the full time equivalent of 1 FTE is 76 hours paid work per fortnight.
Banking group expense to income ratio	Operating expenses in business and consumer banking, institutional bank, and New Zealand banking along with corporate centre and group items divided by operating income from these business units.
BUSINESS PERFORMANCE
Net interest spread (%)	The difference between the average yield on all interest bearing assets and the average rate paid on interest bearing liabilities net of impaired loans.
Net interest margin (%)	The net interest spread plus the benefit of net non-interest bearing liabilities & equity.
CAPITAL ADEQUACY
Net capital ratio	Tier 1 capital ratio plus Tier 2 capital ratio minus deductions.
Tier 1 capital ratio	Total Tier 1 capital as defined by APRA divided by Risk Adjusted Assets (RAA).
Average ordinary equity ($m)	Average equity excluding outside equity interests minus average hybrid equity FIRsTS/TOPrS.
Tangible Ordinary Equity (TOE) to risk adjusted assets
TOE is shareholder funds including minority interests plus estimated Dividend Reinvestment Plan (DRP) minus gross dividends accrued for regulatory purposes minus asset revaluation reserve minus net FITB excluding that attributable to the general provision for bad debts minus hybrid instruments (TOPrS/FIRsTS) minus goodwill. This is all divided by RAA.
Average total equity ($m)	Total shareholders' equity, including NZ Class shares.

ASSET QUALITY
Impaired Assets	Impaired assets, as defined by APRA can be classified into the following two categories:
Non-accrual assets: assets where income may no longer be accrued because reasonable doubt exists as to the collectability of principal and interest.

Restructured asset: assets where the original contractual terms have been formally modified to provide concessions of interest or principal for reasons related to the financial difficulties of the customer.
90 days past due
A loan facility where payments of interest or principal are 90 or more days past due and the value of the security is sufficient to cover the repayment of all principal, interest amounts due and an additional six months interest.
OTHER
Hastings	Hastings Funds Management Limited. Westpac acquired a controlling interest (51%) in Hastings on October 16 2002.
RAAM	Rothschild Australia Asset Management. Acquired by Westpac on 1 June 2002.
BTFM
BT Funds Management. Westpac acquired this business from the Principal Financial Group on 31 October 2002. The legal entities acquired were Principal Financial Group (Australia), Holdings Pty Limited in Australia and BT Financial Group (NZ) Limited in New Zealand.
BTFG
BT Financial Group, BTFG is Westpac's newly named wealth management business. BTFG represents Westpac's total wealth management business and incorporates Westpac Financial Services, Westpac Life Business, RAAM and BTFM.

Appendix 4B
Half yearly report

Rules 4.1, 4.3

Appendix 4B

Half yearly report

Name of entity

Westpac Banking Corporation

ABN	Half yearly (tick)	Preliminary final (tick)	Half year/financial year ended ("current period")
33 007 457 141	☒		31 March 2003

For announcement to the market

				$A millions
Revenues from ordinary activities (item 1.1)	Down	6.0%	to	$6.919
Profit (loss) from ordinary activities after tax attributable to equity holders (item 1.22)	Up	3.2%	to	$1,051
Profit (loss) extraordinary items after tax attributable to equity holders (item 2.5(d))		—		—
Net profit (loss) for the period attributable to equity holders (item 1.11)	Up	3.2%	to	$1,051
Dividends (distributions)	Amount per security	Franked amount per security
Interim dividend (Half yearly report only-item 15.6)	38¢	38¢
Previous corresponding period (Half yearly report-item 15.7)	34¢	34¢

Record date for determining entitlements to the dividends, (in the case of a trust, distribution) (see item 15.2)	12 June 2003 (Sydney) 11 June 2003 (New York) 13 June 2003 (NZ Class Shares)

Brief explanation of omission of directional and percentage changes to profit in accordance with Note 1 and short details of any bonus or cash issue or other item(s) of importance not previously released to the market:

See half year profit announcement

A-4B-1

Half yearly report

Consolidated statement of financial performance

		Current period $A millions	Previous corresponding period $A millions
1.1	Revenues from ordinary activities (comprises interest income and non-interest income)	6,919	7,358
1.2	Expenses from ordinary activities	(2,764)	(3,451)
1.3	Borrowing costs (interest expense)	(2,767)	(2,511)
1.4	Share of net profit of associates and joint venture entities (see item 16.7)	—	—

1.5	Profit from ordinary activities before tax	1,388	1,396
1.6	Income tax on ordinary activities (see Attachment)	(333)	(376)

1.7	Profit from ordinary activities after tax	1,055	1,020
1.8	Profit from extraordinary items after tax (see item 2.5)	—	—

1.9	Net profit	1,055	1,020
1.10	Net profit attributable to outside equity interests	(4)	(2)

1.11	Net profit for the period attributable to equity holders	1,051	1,018

Non owner transaction changes in equity

		Current period $A millions	Previous corresponding period $A millions
1.12	Increase (decrease) in revaluation reserves	—	—
1.13	Net exchange differences recognised in equity	(70)	(51)
1.14	Other revenue, expense and initial adjustments recognised directly in equity	—	—
1.16	Initial adjustments from UIG transitional provisions	—	—

1.17	Total changes in equity other than those resulting from transactions with non owners	981	967

Earnings per security (EPS)

		Current period	Previous corresponding period
1.18	Calculation of the following in accordance with AASB 1027: Earnings per Share
1.19	(a) Basic EPS	56.0¢	54.8¢
	(b) Diluted EPS	55.9¢	54.5¢
	(c) Weighted average number of ordinary shares outstanding during the paperiod used in the calculation of the Basic EPS	1,815 million	1,812 million

A-4B-2

Half yearly report

Profit (loss) from ordinary activities attributable to equity holders

		Current period $A millions	Previous corresponding period $A millions
1.20	Profit (loss) from ordinary activities after tax (item 1.7)	1,055	1,020
1.21	Less outside equity interests	(4)	(2)

1.22	Profit (loss) from ordinary activities after tax, attributable to equity holders	1,051	1,018

Revenue and expenses from ordinary activities

		Current period $A millions	Previous corresponding period $A millions
1.23	Details of revenue and expenses
	Interest income	4,875	4,604
	Tax equivalent gross up	98	67
	Interest expense	(2,767)	(2,511)

	Net interest income (including gross up)	2,206	2,160

	Non-interest income
	Fees and commissions received	1,220	1,109
	Fees and commissions paid	(344)	(282)
	Revenue from sale of assets	251	736
	Carrying value of assets sold	(241)	(689)
	Wealth management revenue	387	731
	Life insurance claims and change in policy liabilities	(30)	(421)
	Other non-interest income	186	178

	Total non-interest income	1,429	1,362

	Net operating income (including gross up)	3,635	3,522

	Non-interest expenses
	Salaries and other staff expenses	(898)	(823)
	Equipment and occupancy expenses	(296)	(291)
	Other expenses	(741)	(674)

	Total non-interest expenses	(1,935)	(1,788)

	Operating profit before bad and doubtful debts (including gross up)	1,700	1,734

	Bad and doubtful debts	(214)	(271)
	Tax equivalent gross up	(98)	(67)

	Profit from ordinary activities before income tax expense	1,388	1,396
	Income tax expense	(333)	(376)

	Net profit	1,055	1,020
	Net profit attributable to outside equity interests	(4)	(2)

	Net profit attributable to equity holders of Westpac Banking Corporation	1,051	1,018

A-4B-3

Half yearly report

Consolidated retained profits

		Current period $A millions	Previous corresponding period $A millions
1.3	Retained profits at the beginning of the financial period	5,930	4,174
1.31	Net profit (loss) attributable to equity holders (item 1.11)	1,051	1,018
1.32	Net transfers to and from reserves	—	(2)
1.33	Net effect of changes in accounting policies	651	—
1.34	Dividends and other equity distributions paid or payable	(651)	(619)
1.35	Distributions on other equity instruments	(34)	(25)

1.36	Retained profits at end of financial period	6,947	4,546

Intangible and extraordinary items

		Consolidated — Current period
		Before tax $A millions	Related tax $A millions	Related outside equity interests $A millions	Amount (after tax) attributable to equity holders $A millions
2.1	Amortisation of goodwill	(78)	—	—	(78)
2.2	Amortisation of other intangibles	—	—	—	—

2.3	Total amortisation of intangibles	(78)	—	—	(78)

2.4	Extraordinary items	—	—	—	—

Comparison of half year profits
(Preliminary final report only)

		Current year— $A millions	Previous year— $A millions
3.1	Consolidated profit (loss) from ordinary activities after tax attributable to members reported for the 1st half year (item 1.23 in the half yearly report)	N/A	N/A

3.2	Consolidated profit (loss) from ordinary activities after tax attributable to members for the 2nd half year	N/A	N/A

A-4B-4

Half yearly report

Consolidated statement of financial position

		At end of current period $A millions	As shown in last annual report $A millions	As in last half yearly statement $A millions
	Assets
	Cash and balances with central banks	1,924	1,669	2,127
	Due from other financial institutions	5,010	5,242	5,937
	Trading securities	7,617	10,643	10,014
	Investment securities	4,265	3,313	2,751
	Loans	149,890	135,870	133,282
	Acceptances of customers	3,883	4,788	4,793
	Life insurance assets	9,936	7,566	7,843
	Regulatory deposits with central banks overseas	355	455	452
	Goodwill	2,599	1,754	1,449
	Fixed assets	866	815	931
	Deferred tax assets	729	587	446
	Other assets	19,356	18,335	16,167

4.19	Total assets	206,430	191,037	186,192

	Liabilities
	Due to other financial institutions	3,646	4,731	6,867
	Deposits and public borrowings	122,029	110,763	109,292
	Debt issues	29,764	27,575	24,856
	Acceptances	3,883	4,788	4,793
	Tax liabilities	289	617	658
	Life insurance policy liabilities	9,348	7,163	7,538
	Provisions	447	1,093	1,002
	Other liabilities	20,012	19,327	16,418

	Total liabilities excluding loan capital	189,418	176,057	171,424

	Subordinated bonds, notes and debentures	4,082	3,795	3,846
	Subordinated perpetual notes	646	717	734

	Total loan capital	4,728	4,512	4,580

4.32	Total liabilities	194,146	180,569	176,004

4.33	Net assets	12,284	10,468	10,188

	Equity
	Share capital	4,179	3,974	2,246
	Trust originated preferred securities (TOPrSSM)	465	465	465
	Fixed interest resettable trust securities (FIRsTS)	655	—	—
	Reserves	16	82	2,915
	Retained profits	6,947	5,930	4,546

4.37	Equity attributable to equity holders of the parent entity	12,262	10,451	10,172
	Outside equity interests in controlled entities	22	17	16

4.39	Total equity	12,284	10,468	10,188

A-4B-5

Half yearly report

Notes to the condensed consolidated statement of financial position

Exploration and evaluation expenditure capitalized
(To be completed only by entities with mining interests if amounts are material)

		Current period $A millions	Previous corresponding period-$A millions
5.1	Opening balance
5.2	Expenditure incurred during current period
5.3	Expenditure written off during current period
5.4	Acquisitions, disposals, revaluation increments, etc.

5.5	Expenditure transferred to Development Properties

5.6	Closing balance as shown in the consolidated balance sheet (item 4.11)	N/A	N/A

Development properties
(To be completed only be entities with mining interests if amounts are material)

		Current period $A millions	Previous corresponding period— $A millions
6.1	Opening balance
6.2	Expenditure incurred during current period
6.3	Expenditure transferred from exploration and evaluation
6.4	Expenditure written off during current period
6.5	Acquisitions, disposals, revaluation increments, etc.
6.6	Expenditure transferred to mine properties

6.7	Closing balance as shown in the consolidated balance sheet (item 4.12)	N/A	N/A

A-4B-6

Consolidated statement of cash flows

	Current period $A millions	Previous corresponding period $A millions
Cash flows from operating activities
Interest received	4,791	4,634
Interest paid	(2,711)	(2,654)
Dividends received	15	13
Other non-interest income received	2,395	2,695
Operating expenses paid	(1,613)	(1,199)
Net increase in trading securities	1,474	(443)
Income taxes paid	(651)	(494)
Life insurance:
receipts from policyholders and customers	1,204	1,137
interest and other items of similar nature	42	95
dividends received	127	99
payments to policyholders and suppliers	(1,241)	(1,188)
income tax paid	(83)	(5)

Net cash provided by operating activities	3,749	2,690

Cash flows from investing activities
Proceeds from sale of investment securities	151	427
Proceeds from matured investment securities	722	142
Purchase of investment securities	(1,763)	(556)
Proceeds from securitised loans	170	2,339
Net (increase)/decrease in:
due from other financial institutions	331	(942)
loans	(13,774)	(14,234)
life insurance assets	(222)	(106)
regulatory deposits with central banks overseas	69	12
other assets	(931)	(885)
Purchase of fixed assets	(174)	(86)
Proceeds from disposal of fixed assets	29	67
Proceeds from disposal of other investments	9	124
Controlled entities and businesses acquired, net of cash acquired	(817)	—
Controlled entities and businesses disposed, net of cash held	62	—

Net cash used in investing activities	(16,138)	(13,698)

A-4B-7

Half yearly report

Consolidated statement of cash flows (continued)

	Current period $A millions	Previous corresponding period $A millions
Cash flows from financing activities
Issue of loan capital	1,148	—
Redemption of loan capital	(637)	—
Proceeds from issue of ordinary shares	27	54
Proceeds from issue of FIRsTs
(net of issue costs of $12m)	655	—
Net increase/(decrease) in:
due to other financial institutions	(987)	1,058
deposits and public borrowings	10,656	13,838
debt issues	2,814	(1,995)
other liabilities	(527)	(399)
Payment of distributions and dividends	(507)	(495)
Payment of dividends to outside equity interests	(4)	—

Cash provided by financing activities	12,638	12,061

Net (decrease)/increase in cash and cash equivalents	249	1,053
Effect of exchange rate changes on cash and cash equivalents	6	(5)
Cash and cash equivalents at beginning of the financial year	1,669	1,079

Cash and cash equivalents at end of financial year	1,924	2,127

Non-cash financing and investing activities

N/A

Reconciliation of cash

Reconciliation of cash at the end of the period (as shown in the consolidated statement oc cash flows) to the related items in the accounts is as follows.		Current period $A millions	Previous corresponding period—$A millions
8.1	Cash on hand and at bank	1,924	2,127
8.2	Deposits at call
8.3	Bank overdraft
8.4	Other (provide details)

8.5	Total cash at end of period (item 7.27)	1,924	2,127

A-4B-8

Half yearly report

Ratios

		Current period	Previous corresponding period
9.1	Profit before tax/revenue Consolidated profit (loss) from ordinary activities before tax (item 1.5) as a percentage of revenue (item 1.1)	22.0%	23.4%

9.2	Profit after tax/+equity interests Consolidated net profit (loss) from ordinary activities after tax attributable to members (item 1.11) as a percentage of equity (similarly attributable) at the end of the period (item 4.37)	17.1%	20.0%

Earnings per security (EPS)
10	Details of basic and diluted EPS reported separately in accordance with paragraph 9 and 18 of AASB 1027: Earnings Per Share	See note 1.18 and 1.19

NTA backing

(see note 7)

		Current period	Previous corresponding period
11.1	Net tangible asset backing per ordinary security	$4.69	$4.54

Discontinuing Operations
12.1	Discontinuing operations	N/A
Control gained over entities having material effect
13.1	Name of entity (or group of entities)	N/A
13.2	Consolidated profit (loss) from ordinary activities and extraordinary items after tax of the entity (or group of entities) since the date in the current period on which control was acquired	N/A
13.3	Date from which such profit has been calculated	N/A
13.4	Profit (loss) from ordinary activities and extraordinary items after tax of the entity (or group of entities) for the whole of the previous corresponding period	N/A

A-4B-9

		Current period	Previous corresponding period
Loss of control of entities having material effect
14.1	Name of entity (or group of entities)	N/A
14.2	Consolidated profit (loss) from ordinary activities and extraordinary items after tax of the entity (or group of entities) for the current period to the date of loss of control	N/A
14.3	Date to which the profit (loss) in item 14.2 has been calculated	N/A
14.4	Consolidated profit (loss) from ordinary activities and extraordinary items after tax of the entity (or group of entities) while controlled during the whole of the previous corresponding period	N/A
14.5	Contribution to consolidated profit (loss) from ordinary activities and extraordinary items from sale of interest leading to loss of control	N/A
Dividends
15.1	Date the dividend is payable	4 July 2003
15.2	Record date to determine entitlements to the dividend (ie, on the basis of proper instruments of transfer received by 5.00 pm if securities are not CHESS approved, or security holding balances established by 5.00 pm or such later time permitted by the SCH Business Rules if securities are CHESS approved)	12 June 2003 (Sydney) 11 June 2003 (New York) 13 June 2003 (NZ Class Shares)
15.3	If it is a final dividend, has it been declared? (Preliminary final report only)	N/A

Amount per security

			Amount per security	Franked amount per security at 30% tax	Amount per security of foreign source dividend (NZ Class Shares)
(Preliminary final report only)
15.4	Final dividend:	Current year	N/A	N/A	N/A
15.5		Previous year	N/A	N/A	N/A
(Half yearly and preliminary final reports)
15.6	Interim dividend:	Current year	38¢	38¢	38¢
15.7		Previous year	34¢	34¢	34¢

Total dividend (distribution) per security (interim plus final)
(Preliminary final report only)

		Current year	Previous year
15.8	Ordinary securities	N/A	N/A
15.9	Preference securities	N/A	N/A

A-4B-10

Half yearly report—interim dividend (distribution) on all

		Current period $A millions	Previous corresponding period—$A millions
15.10	Ordinary securities (includes NZ Class Shares)	693	619
15.11	Preference securities	34	25
15.12	Under/(over) provision from previous period	-	-

15.13	Total	727	644

The dividend or distribution plans shown below are in operation.

Dividend Reinvestment Plan is available to holders of fully paid ordinary shares who are resident in, or whose address on the register of shareholders is in, Australia or New Zealand (excluding NZ Class Shares).

The last date(s) for receipt of election notices for the dividend or distribution plans	5pm 12 June 2003
Any other disclosures in relation to dividends (distributions)

N/A

Details of aggregate share of profits (losses) of associates and joint venture entities

		Current period $A millions	Previous corresponding period -$A millions
16.1	Profit (loss) from ordinary activities before income tax	N/A	N/A
16.2	Income tax on ordinary activities	N/A	N/A
16.3	Profit (loss) from ordinary activities after income tax	N/A	N/A
16.4	Extraordinary items net of tax	N/A	N/A
16.5	Net profit (loss)	N/A	N/A
16.6	Outside equity interests	N/A	N/A
16.7	Net profit (loss) attributable to members	N/A	N/A

Material interests in entities which are not controlled entities

The economic entity has an interest (that is material to it) in the following entities. If the interest was acquired or disposed of during either the current or previous corresponding period, indicate date of acquisition ("from xx/xx/xx") or disposal ("to xx/xx/xx").

Name of entity		Percentage of ownership interest held at end of period or date of disposal		Contribution to net profit (loss) (item 1.9)
17.1	Equity accounted associates and joint venture entities	Current period	Previous corresponding period	Current period - $A millions	Previous corresponding period-$A millions
17.2	Total	N/A	N/A	N/A	N/A
17.3	Other material interests
17.4	Total	N/A	N/A	N/A	N/A

A-4B-11

Appendix 4B

Issued and quoted securities at end of current period
Description includes rate of interest and any redemption or conversion rights together with prices and dates.

Category of securities		Total number millions	Number quoted millions	Issue price per security) cents		Amount paid up per security cents
18.1	Preference securities
	Trust originated preferred securities (TOPrSsm) of US$25 each fully paid with non-cumulative quarterly distributions in arrears at the annual rate of 8%. The TOPrS convert into 8% non- cumulative preference shares in the parent entity on 16 July 2049 or in the event a distribution is not made or if certain other events occur.	13		US$	25.00	US$	25.00
	Fixed Interest Resettable Trust Securities (FIRsTSsm) of AUD$100 fully paid with fixed quarterly distributions at the annual rate of 6.575% until the first rollover at 31 December 2007. At this date and each subsequent rollover date the distribution rate may be reset at the option of the issuer. The securities are convertible at the option of the holder or the issuer on each rollover date, or when certain other events occur, to cash or ordinary shares.	7	—	A$	100	A$	100

18.2	Changes during current period
	(a) Increases through issues	7	—
	(b) Decreases through returns of capital,	—	—
	buybacks, redemptions

18.3	Ordinary securities	1,769	1,769		100		100

18.4	Changes during current period
	(a) Increases through issues	16	16
	During the year $1 ordinary shares were issued:
	• 12,734,405 Dividend Reinvestment Plan;
	• 2,318,608 under the Senior Officers' Share
	Purchase Scheme (SOSPS):
	• 466,011 under the General Management Share Option Plan (GMSOP); and

	(b) Decreases through returns of capital, buybacks	—	—

18.5	Convertible debt securities	N/A	N/A

18.6	Changes during current period
	(a) Increases through issues
	(b) Decreases through securities matured, converted	N/A	N/A

A-4B-12

Half yearly report

Options (description and conversion factor)	Number issued millions	Number quoted millions	Exercise price ($)	Expiry date
18.7 Options held by staff under the:	1.70	—	9.56	21-12-03
—General Management Share Option Plan	2.85	—	10.83	01-03-09
—Senior Officers' Share Purchase Scheme	0.05	—	10.85	01-03-09
—Chief Executive Share Option Agreement	0.10	—	10.60	06-04-09
—Westpac Performance Plan—Performance Options	0.07	—	11.56	10-05-09
—Westpac Performance Plan—Performance Share Rights	0.20	—	9.99	03-08-09
	0.01	—	10.10	30-08-09
	0.04	—	9.55	05-10-09
	5.34	—	9.53	29-12-09
	1.61	—	9.57	29-12-09
	0.02	—	10.10	24-01-10
	0.03	—	10.42	06-03-10
	0.10	—	10.70	06-03-10
	0.04	—	10.51	03-04-10
	0.10	—	10.75	03-04-10
	0.05	—	10.43	29-05-10
	0.15	—	12.20	04-09-10
	1.15	—	12.39	04-09-10
	6.68	—	13.26	08-01-11
	3.25	—	13.32	08-01-11
	0.05	—	13.54	15-01-11
	0.10	—	13.72	22-01-11
	0.01	—	12.87	05-02-11
	0.05	—	13.61	19-03-11
	0.20	—	13.85	19-03-11
	0.02	—	13.76	02-04-11
	0.04	—	13.85	09-04-11
	0.10	—	13.50	23-04-11
	0.10	—	13.67	23-04-11
	0.07	—	12.35	14-05-11
	0.05	—	12.80	25-06-11
	0.07	—	14.23	07-08-11
	0.20	—	14.37	07-08-11
	0.01	—	12.05	05-11-11
	1.03	—	12.75	05-11-11
	8.40	—	14.65	09-01-12
	4.81	—	14.70	09-01-12
	0.05	—	15.63	18-02-12
	1.10	—	16.71	29-02-12
	0.30	—	15.73	07-03-12
	0.27	—	15.40	29-04-12
	0.10	—	16.21	27-05-12
	0.32	—	16.24	22-07-12
	0.10	—	16.21	29-07-12
	0.14	—	16.03	06-08-12
	0.08	—	16.15	12-08-12
	0.08	—	15.65	14-10-12
	0.05	—	15.19	21-10-12
	0.03	—	15.32	28-10-1

A-4B-13

Half yearly report

Options (description and conversion factor)	Number issued millions	Number quoted millions	Exercise price ($)	Expiry date
18.7 Options held by staff under the:	0.14	—	13.07	18-11-12
—General Management Share Option Plan	0.08	—	13.30	19-11-12
—Senior Officers' Share Purchase Scheme	0.08	—	14.33	02-12-12
—Chief Executive Share Option Agreement	2.48	—	0.00	20-01-13
—Westpac Performance Plan—Performance Options	1.43	—	0.00	20-01-13
—Westpac Performance Plan—Performance Share Rights	4.49	—	13.59	20-01-13
	1.10	—	13.87	28-02-13

18.8 Issued during current period	0.08	—	15.65	14-10-12
—General Management Share Option Plan	0.05	—	15.19	21-10-12
—Senior Officers' Share Purchase Scheme	0.03	—	15.32	28-10-12
—Chief Executive Share Option Agreement	0.14	—	13.07	18-11-12
—Westpac Performance Plan—Performance Options	0.08	—	13.30	19-11-12
—Westpac Performance Plan—Performance Share Rights	0.08	—	14.33	02-12-12
	2.48	—	0.00	20-01-13
	1.43	—	0.00	20-01-13
	4.49	—	13.59	20-01-13
	1.10	—	13.87	28-02-13

18.9 Exercised during current period	0.65	—	8.60	22-12-02
—General Management Share Option Plan	0.05	—	9.92	02-03-03
—Senior Officers' Share Purchase Scheme	0.04	—	10.50	24-08-03
	0.37	—	9.56	21-12-03
	0.05	—	9.99	03-08-09
	1.15	—	9.53	29-12-09
	0.20	—	9.57	29-12-09
	0.04	—	10.70	06-03-10
	0.06	—	13.26	08-01-11
	0.12	—	13.32	08-01-11
	0.00	—	14.65	09-01-12
	0.06	—	14.70	09-01-12

18.10 Expired during current period	0.22	—	8.60	22-12-02
—General Management Share Option Plan	0.02	—	9.92	02-03-03
—Senior Officers' Share Purchase Scheme	0.07	—	9.56	21-12-03
—Chief Executive Share Option Agreement	0.07	—	10.83	01-03-09
	0.08	—	9.53	29-12-09
	0.19	—	13.26	08-01-11
	0.08	—	13.32	08-01-11
	0.21	—	14.65	09-01-12
	0.11	—	14.70	09-01-12
	0.01	—	15.40	29-04-12
	0.02	—	16.15	03-06-12
	0.19	—	16.24	22-07-12
	0.15	—	16.40	22-07-12

18.11 Debentures (totals only)	N/A	N/A

18.12 Unsecured notes (totals only)	N/A	N/A

A-4B-14

Half yearly report

Segment reporting—See attached

        (Information on the business and geographical segments of the entity must be reported for the current period in accordance with AASB 1005: Segment Reporting and for half year reports, AASB 1029 Interim Financial Reporting. Because entities employ different structures a pro forma cannot be provided. Segment information in the layout employed in the entity's accounts should be reported separately and attached to this report).

Comments by directors

        See accompanying current half year profit announcement.

Basis of accounts preparation

        Material factors affecting the revenues and expenses of the economic entity for the current period:

See half year profit announcement

        A description of each event since the end of the current period which has had a material effect and is not related to matters already reported, with financial effect quantified (if possible):

        Franking credits available and prospects for paying fully or partly franked dividends for at least the next year:

See half year profit announcement

A-4B-15

Appendix 4B

Half yearly report

        Changes in accounting policies since the last report are disclosed as follows:

Dividends

        A provision is only made for any dividends declared, determined or publicly recommended by the directors on or before the end of the half-year but not distributed at balance date.

        The above policy was adopted with effect from 1 October 2002 to comply with AASB 1044: Provisions, Contingent Liabilities and Contingent Assets, which has been applied to the half-year ended 31 March 2003. In previous reporting periods, in addition to providing for any dividends declared, determined or publicly recommended by the directors on or before the end of the half-year but not distributed at balance date, a provision was made for dividends to be paid out of retained profits at the end of the period where the dividend was proposed, recommended or declared between the end of the period and the completion of the financial report.

        An adjustment of $651 million was made against the consolidated retained profits at the beginning of the half-year to reverse the amount provided at 30 September 2002 for the proposed final dividend for the year ended on that date. This adjustment reduced consolidated provisions and total liabilities at the beginning of the half-year by $651 million with corresponding increases in consolidated net assets, retained profits, total equity and the total dividends provided for or paid during the current half-year.

        The restatement of consolidated retained profits, total dividends provided for or paid during the half-year and provisions set out below show the information that would have been disclosed had the new accounting policy always been applied.

	Half-year ended
	31 March 2003	31 March 2002
	$m	$m
		(Restated)
Restatement of retained profits
Previously reported retained profits at the end of the previous reporting period	5,930	4,174
Change in accounting policy for providing for dividends	651	577

Restated retained profits at the beginning of the half-year	6,581	4,751
Net profit attributable to equity holders of Westpac Banking Corporation	1,051	1,018

Total available for distribution	7,632	5,769
Aggregate of amounts transferred (to)/from other reserves	—	(2)
Restated dividends provided for or paid	(651)	(577)
Distributions on other equity instruments	(34)	(25)

Restated retained profits at the end of the half-year	6,947	5,165

Restatement of dividends provided for or paid
Previously reported dividends provided or paid during the half-year	651	619
Adjustment for change in accounting policy	—	(42)

Restated dividends provided for or paid during the half-year	651	577

Restatement of liabilities—provisions
Previously reported carrying amount	447	1,002
Adjustment for change in accounting policy	—	(619)

Restated carrying amount	447	383

A-4B-16

Half yearly report

Additional disclosure for trusts

19.1	Number of units held by the management company or responsible entity or their related parties.	N/A
19.2	A statement of the fees and commissions payable to the management company or responsible entity.
	Identify: • initial service charges • management fees • other fees	N/A
Annual meeting (Preliminary final report only)
The annual meeting will be held as follows:
Place		N/A
Date		N/A
Time		N/A
Approximate date the annual report will be available		N/A

A-4B-17

Compliance statement

1	This report has been prepared under accounting policies which comply with accounting standards as defined in the Corporations Act or other standards acceptable to ASX (see note 12).
	Identify other standards used		N/A
2	This report, and the accounts upon which the report is based (if separate), use the same accounting policies.
3	This report does give a true and fair view of the matters disclosed (see note 2).
4	This report is based on accounts to which one of the following applies.
(Tick one)
	☐	The accounts have been audited.	☒	The accounts have been subject to review.
	☐	The accounts are in the process of being audited or subject to review.	☐	The accounts have not yet been audited or reviewed.
5
If the audit report or review by the auditor is not attached, details of any qualifications are attached/will follow immediately they are available* (delete one). (Half yearly report only—the audit report or review by the auditor must be attached to this report if this report is to satisfy the requirements of the Corporations Act.)
6	The entity has a formally constituted audit committee.
Sign here: ____________________________ (Director/Company Secretary)				Date: ______________
Print name: ________________________

A-4B-18

INCOME TAX NOTE

	Current period $A millions	Previous corresponding period $A millions
Income tax reconciliation
Operating profit from ordinary activities before income tax	1,388	1,396

Prima facie tax on operating profit based on the company tax rate in Australia of 30% (2002 @ 30%)	416	419

Add/(deduct) reconciling items expressed on a tax effected basis:
Rebateable and exempt dividends	(54)	(45)
Tax losses and timing differences not/(now) tax effected	(2)	38
Life insurance:
Tax adjustment on policyholders' earnings(1)	(13)	10
Adjustment for life business tax rates	(9)	(6)
Change in excess of net market value over net assets of life insurance controlled entity	—	(7)
Other non-assessable items	(30)	(37)
Other non-deductible items	24	23
Adjustment for overseas tax rates	8	(4)
Prior period adjustments	(6)	(16)
Other items	(1)	1

	(83)	(43)

Total income tax expense attributable to operating profit	333	376

1
In accordance with the requirements of AASB 1038: Life Insurance Business, the Group's tax expense includes a credit of $19 million (2002 charge of $14 million) in respect of income tax on policyholders' earnings, $6 million (2002 $4 million) of which is in the prima facie income tax above and the balance of $13 million (2002 $10 million) shown here.

A-4B-19

Half yearly

ATTACHMENT—REPORTS FOR BUSINESS SEGMENTS

Half year end
31 March 2003

	Business and Consumer Banking $A millions	BT Financial Group $A millions	Institutional Banking $A millions	New Zealand $A millions	Other $A millions	Total $A millions
Revenue from external customers	4,260	497	1,000	930	232	6,919
Internal revenue	1,112	34	260	(20)	(1,386)	—

Total segment revenue	5,372	531	1,260	910	(1,154)	6,919

Interest income[1]	3,388	36	747	699	103	4,973
Interest expense	(1,594)	(2)	(297)	(324)	(550)	(2,767)
Internal charges[2]	(282)	5	(152)	(29)	458	—

Net interest income	1,512	39	298	346	11	2,206
Net non-interest income	535	361	244	158	131	1,429
Internal charges[2]	77	(97)	17	—	3	—

Total operating income	2,124	303	559	504	145	3,635

Depreciation and goodwill amortisation	(40)	(34)	(7)	(34)	(94)	(209)
Other non-cash expenses	(38)	(3)	(6)	(1)	(67)	(115)
Other operating expenses	(803)	(174)	(159)	(214)	(261)	(1,611)
Internal charges[2]	(293)	(9)	(62)	(10)	374	—

Total operating expenses	(1,174)	(220)	(234)	(259)	(48)	(1,935)
Bad and doubtful debts	(149)	—	(43)	(22)	—	(214)

Operating profit before income tax	801	83	282	223	97	1,486
Income tax expense[1]	(250)	(25)	(79)	(79)	2	(431)
Outside equity interest	—	—	(1)	(1)	(2)	(4)

Net profit	551	58	202	143	97	1,051

Total assets	110,549	13,555	50,200	22,262	9,864	206,430
Total liabilities	79,483	9,771	34,299	22,227	48,366	194,146
Acquisition of fixed assets and goodwill	9	841	42	38	115	1,045

1
Interest income and income tax expense includes tax equivalent gross up of $98 million.

2
Internal charges are eliminated on consolidation.

A-4B-20

Half yearly report

ATTACHMENT—REPORTS FOR BUSINESS SEGMENTS (continued)

Half year end
31 March 2002

	Business and Consumer Banking $A millions	BT Financial Group $A millions	Institutional Banking $A millions	New Zealand $A millions	Other $A millions	Total $A millions
Revenue from external customers	4,265	745	1,099	7,994	(6,745)	7,358
Internal revenue	1,543	17	235	16	(1,811)	—

Total segment revenue	5,808	762	1,334	8,010	(8,556)	7,358

Interest income[1]	3,624	16	523	615	(107)	4,671
Interest expense	(1,963)	—	(256)	(321)	29	(2,511)
Internal charges[2]	(29)	(1)	(27)	16	41	—

Net interest income	1,632	15	240	310	(37)	2,160
Net non-interest income[3,4]	543	314	245	142	118	1,362
Internal charges[2]	56	(100)	19	1	24	—

Total operating income	2,231	229	504	453	105	3,522

Depreciation and goodwill amortisation	(47)	(8)	(11)	(37)	(79)	(182)
Other non-cash expenses	(41)	(2)	(6)	(2)	(48)	(99)
Other operating expenses	(751)	(52)	(151)	(209)	(344)	(1,507)
Internal charges[2]	(381)	(17)	(38)	(8)	444	—

Total operating expenses	(1,220)	(79)	(206)	(256)	(27)	(1,788)
Bad and doubtful debts	(193)	—	(94)	(33)	49	(271)

Operating profit before income tax	818	150	204	164	127	1,463
Income tax expense[1]	(251)	(27)	(79)	(64)	(22)	(443)
Outside equity interest	—	—	—	—	(2)	(2)

Net profit	567	123	125	100	103	1,018

Total assets	102,935	9,668	42,199	19,223	12,167	186,192
Total liabilities	74,384	7,752	33,420	19,299	41,149	176,004
Acquisition of fixed assets and goodwill	6	1	2	15	62	86

1
Interest income and income tax expense includes tax equivalent gross up of $67 million.

2
Internal charges are eliminated on consolidation.

3
Net non-interest income, Other segment includes a gain of $26 million from the disposal of our remaining interest in 60 Martin Place.

4
Other segment includes a $43 million reclassification of bad debt charges to non-interest income to align our management accounting result with financial reporting requirements.

A-4B-21

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Appendix 4B Half yearly report
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Half yearly report Notes to the condensed consolidated statement of financial position
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Half yearly ATTACHMENT—REPORTS FOR BUSINESS SEGMENTS
Half yearly report ATTACHMENT—REPORTS FOR BUSINESS SEGMENTS (continued)